Exhibit 10.16

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

RESEARCH COLLABORATION AND LICENCE AGREEMENT

between

GW PHARMA LTD

and

GW PHARMACEUTICALS PLC

and

OTSUKA PHARMACEUTICAL CO., LTD

dated as of July 9, 2007

Execution Copy

i

RESEARCH COLLABORATION AND LICENCE AGREEMENT

THIS RESEARCH COLLABORATION AND LICENCE AGREEMENT is entered into as of July 9, 2007

BETWEEN:

(1)                                 GW PHARMA LTD, a company organized under the laws of England, having offices at Porton Down Science Park, Salisbury, Wiltshire, SP4 0JQ, United Kingdom, on behalf of itself and its Affiliates (“GW Pharma”);

(2)                                 GW PHARMACEUTICALS PLC, a company organized under the laws of England, having offices at Porton Down Science Park, Salisbury, Wiltshire, SP4 0JQ, United Kingdom; and

(3)                                 OTSUKA PHARMACEUTICAL CO., LTD., a Japan corporation, with its registered office at 2-9, Kanda-Tsukasamachi, Chiyoda-ku, Tokyo, 101-8535, Japan (“Otsuka”).

WHEREAS:

(A)                               GW Pharma possesses significant expertise in the research and development of pharmaceutical preparations based upon botanical extracts from chemovars of Cannabis sativa.

(B)                               GW Pharma and Otsuka entered into a licence agreement on February 14th, 2007, under which GW Pharma licensed Otsuka to develop and commercialize GW Pharma’s lead product SATIVEXTM  oromucosal spray for the US market.

(C)                               GW Pharma has proprietary knowledge and interests in the research and development of pharmaceutical preparations based upon botanical extracts from different chemovars of Cannabis sativa in addition to that combination of botanical extracts used in SATIVEXTM oromucosal spray.

(D)                               Otsuka has an interest in the research and development of pharmaceutical preparations based upon botanical extracts from chemovars of Cannabis sativa for the treatment of CNS and cancer indications and Otsuka wishes to collaborate with GW Pharma in the research and early stage development of pharmaceutical preparations based upon Research Compounds (as defined below) for the treatment of CNS and cancer indications on the terms set out below.

(E)                                Thereafter, Otsuka may wish to further develop and commercialize Products containing Product Candidates in the Territory (each as hereafter defined) and GW Pharma is willing to negotiate with Otsuka licences to do so upon the terms set out below.

(F)                                 GW Pharmaceuticals plc guarantees the financial obligations of GW Pharma and is a party to this Agreement solely for the purpose of the guarantee set out in Section 17.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto intending to be legally bound hereby AGREE AS FOLLOWS:

1.                                      DEFINITIONS

1.1                               In this Agreement the following definitions shall apply unless the context requires otherwise:

1.1.1                     “Actual Costs” shall have the meaning set out in Section 8.2.

1.1.2                     “Affiliate” shall mean any corporation or other entity that controls, is controlled by, or is under common control with, a Party.  A corporation or other entity shall be regarded as in control of another corporation or entity if it owns, or directly or indirectly controls, more than 50% of the voting securities or other ownership interest of the other corporation or entity or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.  For purposes of this Agreement, Taiho Pharmaceutical Co., Ltd shall not be deemed to be an Affiliate of Otsuka.

1.1.3                     “Agreement” shall mean this document including any and all schedules, appendices and other addenda to it as may be added and/or amended from time to time in accordance with the provisions of this document.

1.1.4                     “Allocable Research Overhead” shall mean an amount added to an item of cost to reflect a directly related overhead incurred by a Party or for its account in relation to such item of cost, including occupancy costs, heating, lighting and power costs, information system costs, payroll processing costs (in each case based on space occupied or headcount or other activity-based method consistently applied) and fairly allocated costs of calibrating and maintaining equipment, but excluding such things as general and administrative and legal expenses (other than research administration expenses) and costs that do not involve a cash outlay.

1.1.5                     “BDC Data Package” shall mean a package of Documents setting out all the Know How within GW Pharma Background IP Controlled by GW Pharma which relates to a particular BDC.

1.1.6                     “Botanical Drug Candidate” or “BDC” shall mean:-

(a)                                 any cannabinoid from a single chemovar of a chemically and genetically characterized Cannabis sativa plant (“Phytocannabinoid”) at any stage of research or development made using any extraction method and in any degree of purification in which only a single cannabinoid is present in a concentration which has the potential to be therapeutically active including, without limitation, the *** fraction and the *** fraction separately; and

(b)                                 a combination of two or more Phytocannabinoid extracts described in (a) above containing two or more Phytocannabinoids present in concentrations such that both have the potential to be therapeutically active mixed in a precise ratio i.e. the *** and *** fractions mixed (without other fractions) in the ratio of *** of ***.  For clarity specifically excluded from the definition of BDC is any combination of the *** and *** fractions when mixed (without other fractions) in a ratio of *** to *** that falls inside the range of *** to ***; and

(c)                                  any biological or chemical modifications of the Phytocannabinoids in (a) or (b) including any metabolite or degradant.

1.1.7                     “Business Day” shall mean any calendar day during which commercial banks are open for business in London, England, New York, New York, and Tokyo, Japan.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.1.8                     “CBD” shall mean Cannabidiol.

1.1.9                     “cGMPs” shall mean the then current and applicable good manufacturing practice regulations established in 21 C.F.R. Parts 210 and 211, as amended and in effect from time to time, and other applicable FDA policies and the Guide to GMP for Medicinal Products as promulgated under applicable European Directives and in effect from time to time during the term of this Agreement.

1.1.10              “Change of Control” shall mean the occurrence of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, sale or transfer of assets or other transaction, as a result of which any Person other than an Affiliate of a Party gains Control of that Party.  “Control” for purposes of this Section 1.1.10 refers to any of the following (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise; (ii) ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors in the case of a corporation, or of fifty percent (50%) or more of the equity interest in the case of any other type of legal entity; (iii) any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.1.11              “Clinical Development” shall mean all clinical and non-clinical development and regulatory activities regarding a Product Candidate in a country of the Territory to be conducted by or upon behalf of Otsuka and its Affiliates with the aim of obtaining Regulatory Approval in that country with the exception of the clinical and non-clinical activity conducted in relation to such Product Candidate or Selected Drug Candidate pursuant to the Research Collaboration.

1.1.12              “Collaboration IP” shall mean (i) Collaboration Materials; (ii) Know How conceived developed or generated in the course of the activities performed by or on behalf of either Party or both Parties under the Research Collaboration; and (iii) any Patent Rights which claim either Collaboration Materials or inventions included within the Know How the subject of (ii) above, which

Patent Rights have a priority date after the Effective Date and were conceived during the Research Term or the Extended Research Term (as applicable) and reduced to practice during the Research Term or the Extended Research Term or thereafter as a result of the performance of the Research Collaboration (“Joint Patent Rights”).  “Conception” for purposes of the foregoing definition and the definition set forth below in Section 1.1.13 shall be determined by reference to the Parties’ written records including laboratory notebooks.

1.1.13              “Collaboration Materials” shall mean Research Compounds or other Materials first generated or synthesized by or on behalf of either or both of the Parties during the Research Term, the Extended Research Term (as applicable) as a result of the performance of the Research Collaboration.

1.1.14              “Combination Product” shall mean a product that contains, in addition to a Royalty Bearing Product, one or more other therapeutically active ingredients or a Third Party proprietary delivery system where the Third Party is due a payment upon the sale of such product.

1.1.15              “Competitive Product” shall mean any cannabinoid-containing pharmaceutical product in which (i) in any multi-cannabinoid-containing pharmaceutical product the cannabinoid found in the highest concentration relative to all other cannabinoids in such pharmaceutical product (the “Major Cannabinoid”) is found in any multi-cannabinoid-containing Selected Drug Candidate, Product Candidate or Product in a concentration relative to the other cannabinoids in such Selected Drug Candidate, Product Candidate or Product within a range of *** percentage points more to *** percentage points less of the relative concentration of such Major Cannabinoid in such cannabinoid-containing pharmaceutical product as compared to all other cannabinoids contained therein, or (ii) the *** cannabinoid in a single cannabinoid-containing pharmaceutical product is found in a Selected Drug Candidate, Product Candidate or Product in a concentration of ***% or more.  The phrase “*** percentage points more to *** percentage points less” shall mean by way of example, in a Selected Drug Candidate, a Product Candidate or a Product in which the Major Cannabinoid comprises *** of all cannabinoids in such pharmaceutical product (with all other cannabinoids comprising *** thereof), a range of *** to ***.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.1.16              “Confidential Information” shall mean: (i) the terms and conditions of this Agreement, for which each Party will be considered a Disclosing Party and a Recipient Party; (ii) Know How within GW Pharma Background Know How for which GW Pharma will be considered the Disclosing Party and Otsuka shall be the Recipient Party; (iii) Know How within Collaboration IP in relation to which both Parties will be considered a Disclosing Party and a Recipient Party, and (iv) any other proprietary or confidential information of a Party that is communicated in any way or form by one Party to the other Party, either prior to or after the Effective Date, and whether or not such information is identified as confidential at the time of disclosure.  For clarity, and without limiting the generality of the foregoing, information not identified as confidential by the Disclosing Party at the time of disclosure shall be deemed to be Confidential Information if the Recipient Party knows, or should have had a reasonable expectation, that the information communicated by the Disclosing Party is Confidential Information of the Disclosing Party.  Notwithstanding the foregoing, Confidential Information shall not include any information which the Recipient Party can prove by competent evidence:

(a)                                 is now, or hereafter becomes, through no act or failure to act on the part of the Recipient Party, generally known or available;

(b)                                 is known by the Recipient Party at the time of receiving such information, as evidenced by its records;

(c)                                  is hereafter furnished to the Recipient Party by a Third Party, as a matter of right and without restriction on disclosure; or

(d)                                 is independently developed by or on behalf of the Recipient Party, as evidenced by its records, by Persons without knowledge of, and without the aid, application or use of, the Confidential Information of the Disclosing Party.

Disclosures made hereunder which are specific, for example, as to techniques, equipment, processes, products, operating conditions and the like, shall not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures in the public domain or in the Recipient

Party’s possession.  In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in the Recipient Party’s possession.

1.1.17              “Control” (including variations such as “Controlled”) shall mean with respect to any Know How or Patent Rights, possession of the right, whether directly or indirectly, and whether by ownership, licence or otherwise, to assign, or grant a licence, sub-licence or other right to or under, such Know How or Patent Rights without violating the terms of any agreement or other arrangement with any Third Party.

1.1.18              “Cost of Work” shall mean Third Party Costs, but limited to those items charged by the University of Aberdeen in relation to the supervision, hosting and assistance services provided to the Otsuka Scientists by the University of Aberdeen while the Otsuka Scientists are performing at University of Aberdeen facilities the Initial Pharmacological Evaluation Study activities allocated to Otsuka under the Research Plans, and any related Allocable Research Overheads incurred by GW Pharma

1.1.19              “Cover” (including the variations such as “Covered”, “Coverage” or “Covering”) shall mean with respect to a Patent Right, that the making, using or other commercialization of a given product in a commercialized form would infringe a Valid Claim of such Patent Right in the country where such activity occurs in the absence of a licence under such Patent Right, and with respect to Know How, shall mean that the making, using or other commercialization of a given product in a commercialisable form would require use of such Know How.

1.1.20              “Developmental CMC Data” shall mean the data and other Know How relating to the chemistry, manufacturing and controls for a Selected Drug Candidate limited to that chemistry, manufacturing and controls data for a specific Selected Drug Candidate (including stability data) which is required (and only that chemistry, manufacturing and controls data which is required) in order to prepare applications for INDs and otherwise to progress the Pre-

Licence Development of such Selected Drug Candidate in accordance with the Research Plan.

1.1.21              “Disclosing Party” shall mean the Party which discloses Confidential Information to the other Party.

1.1.22              “Documents” shall mean analyses, books, CD-ROM, charts, comments, computations, designs, discs, diskettes, files, graphs, ledgers, notebooks, paper, photographs, plans, records, recordings, reports, research notes, tapes and any other graphic or written data or other media on which Know How is permanently stored.

1.1.23              “Early Clinical Evaluation Studies” shall mean one or more small-scale clinical studies approved by the Medicines and Healthcare Products Regulatory Agency in the United Kingdom or equivalent authority in any other country using healthy volunteers or patients in Phase I Clinical Studies or Phase IIa Clinical Studies.

1.1.24              “Effective Date” shall mean the date of this Agreement first written above.

1.1.25              “Equipment Costs” shall mean: (i) where GW Pharma is required by the JRC to acquire a new piece of equipment for the purposes of performing its obligations hereunder which costs in excess of ***, the price paid by GW Pharma for that equipment; and (ii) for any equipment used by GW Pharma in performing its obligations hereunder other than that equipment the subject of (i) above, the fairly allocated costs of any such equipment required and actually used by GW Pharma to carry out its obligations under the Research Plan or any part thereof in a Research Year consistent with IAS, but only to the extent such costs have not been amortised previously by GW Pharma.

1.1.26              “Extended Research Term” shall have the meaning given to it in Section 1.1.78.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.1.27              “FDA” shall mean the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.

1.1.28              “FTE” shall mean a full time equivalent person year equal to at least two hundred and twenty seven (227) working days per year of work carried out by an employee of GW Pharma.

1.1.29              “FTE Costs” shall mean the cost of FTEs at the FTE Rate.

1.1.30              “FTE Rate” shall mean the internal cost of a single FTE of GW Pharma per Research Year performing pursuant to a Research Plan.  The FTE Rate for a GW Pharma employee fairly allocated to the Research Collaboration shall reflect to the extent relating to performance of a Research Plan (i) the fully burdened internal costs of such FTE including all employee-related compensation, including but not limited to, salaries, wages, bonuses, benefits, and any other employment costs, including subsistence costs, training, recruiting, relocation, professional dues and other costs together with (ii) related Allocable Research Overhead and (iii) the cost of general consumables used by such FTE, both (ii) and (iii) fairly allocated to such FTE.

1.1.31              “GAAP” shall mean generally accepted accounting principles of Japan, as amended from time to time and then in effect.

1.1.32              “GCP” shall mean the then current and applicable clinical practice regulations as set out in: (i) Directive 2001/20/EC and Directive 2001/83/EC as well as ICH-GCP and any other guidelines for good clinical practice for trials on medicinal products in the European Community as amended and applicable from time to time; and (ii) US Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Applications), as may be amended from time to time; and (iii) the Declaration of Helsinki as last amended at the 52nd World Medical Association in October 2000 and any further amendments thereto; and (iv) the equivalent Laws in any other jurisdiction in which Early Clinical Evaluation Studies are conducted.

1.1.33              “GLP” shall mean the then current and applicable laboratory practice regulations as set out in: (i) Directive 2004/9/EC and Directive 2004/10/EC, as may be amended or replaced from time to time as well as any “Rules Governing Medicinal Products in the European Community Vol III, ISBN 92.825 9619-2 (ex OECD principles of GLP) as amended and applicable from time to time ; and (ii) US Code of Federal Regulations, Title 21, Part 58 (Good Laboratory Practice for Nonclinical Laboratory Studies) as amended and applicable from time to time; and (iii) the equivalent Laws in any other jurisdiction in which Pre-Clinical Studies are conducted.

1.1.34              “GW/Otsuka Cannabinoid Research Institute” or “GW/Otsuka CRI” shall be the name under which the Research Collaboration may sponsor seminars, interface with academic institutions, receive scientific credit on publications by GW Pharma and Otsuka scientists publishing the results of the Research Collaboration, and engage in similar activities.  For the avoidance of doubt, however, the Research Collaboration shall only be a contractual relationship between the Parties and the Parties shall not be entitled to conduct business under the name GW/Otsuka Cannabinoid Research Institute or GW/Otsuka CRI.  No contract shall be entered into by either or both of the Parties, whether of a commercial nature, for employment or otherwise in the name of the GW/Otsuka Cannabinoid Research Institute or the GW/Otsuka CRI.  GW Pharma shall make such fictitious name filing as may be permitted with appropriate authorities for purposes of putting the public on notice of the identities of the Parties in interest in the GW/Otsuka Cannabinoid Research Institute and the GW/Otsuka GRI and the lack of any entity being associated with such names.

1.1.35              “GW Pharma” shall have the meaning provided in the introductory paragraph to this Agreement.

1.1.36              “GW Pharma Background IP” shall mean Patent Rights and Know How Controlled by GW Pharma either at the Effective Date or during the Research Term and any Extended Research Term that either Covers or relates to Research Compounds, but in the case of Patent Rights Covering Research Compounds only insofar as they do so i.e., if there are claims of a Patent Right that Cover a Research Compound and other claims that do not, it is only those claims that Cover a Research Compound that fall within this definition (“GW Pharma Patent Rights”) and always excluding Collaboration IP.

1.1.37              “GW Pharma Patent Rights” shall have the meaning given to it in Section 1.1.36.

1.1.38              “GW Pharma Product” has the meaning given to it in Section 7.2.

1.1.39              “IAS” shall mean international accounting standards, as promulgated by the International Accounting Standards Board, or a successor organization, from time to time and then in effect.

1.1.40              “ICH-GCP” shall mean the ICH Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95).

1.1.41              “IND” shall mean an investigational new drug application filed with, and accepted by, the FDA prior to beginning clinical trials in humans in the USA, or any comparable application to and acceptance by the Regulatory Authority of a country or group of countries other than the USA thereto including but not limited to the EMEA prior to beginning clinical trials in humans in that country or in that group of countries.

1.1.42              “Initial Pharmacological Evaluation Studies” shall mean non-GLP in vitro and in vivo pharmacological studies of Selected BDCs conducted for the purpose of evaluating the efficacy and toxicity of such Selected BDCs.

1.1.43              “Insolvency Officer” shall mean a receiver, administrative receiver, administrator, liquidator, trustee, or a nominee or supervisor in respect of a company voluntary or involuntary arrangement or scheme of arrangement or any other similar official that it would be possible to appoint under applicable insolvency law to or over the assets of a company or other legal entity.

1.1.44              “Insolvency Proceeding” shall mean in respect of a company or other legal entity (i) the appointment of an Insolvency Officer or (ii) such company or legal entity becoming subject to a company voluntary arrangement, a scheme of arrangement or other composition or arrangement with or for the benefit of all or substantially all of such entity’s creditors.

1.1.45              “Joint Patent Rights” shall have the meaning given to it in Section 1.1.12.

1.1.46              “Joint Research Committee” or “JRC” shall mean the committee to be established pursuant to Section 2.1.

1.1.47              “JRC Chairperson” has the meaning given to it in Section 2.1.1.

1.1.48              “JRC Members” has the meaning given to it in Section 2.1.1.

1.1.49              “Know How” shall mean any and all proprietary confidential technical and scientific information which is not in the public domain, including botanical Materials and other tangible Materials, discoveries, unpatented inventions, improvements, practices, methods, protocols, operating manuals, databases, compounds, chemical libraries, formulas, knowledge, trade secrets, technologies, processes, assays, sources, skills, experience, techniques, data and results of experimentation and testing (including, but not limited to, pharmacological, toxicological and pre-clinical and clinical test data and analytical and quality control data, patentable or otherwise) and regulatory filings.  Know How includes Documents containing Know How, including but not limited to any rights including trade secrets, copyright, database or design rights protecting such Know How.  The fact that an item is known to the public shall not be taken to preclude the possibility that a compilation including the item, and/or a development relating to the item, is not known to the public.

1.1.50              “Law” or “Laws” means all applicable laws, statutes, rules, regulations, orders, codes, judgments, guidance documents, and ordinances of any governmental authority, or securities listing authority such as a stock exchange.

1.1.51              “Licence Agreement” shall have the meaning given to it in Section 6.2.

1.1.52              “Manufacturing Cost” shall mean, other than for purposes of Section 6.3, GW Pharma’s manufacturing cost which shall comprise:

(a)                                 in the case where manufacture is contracted to a Third Party by GW Pharma, any charge rendered by that Third Party for the manufacture or part of the manufacturing process of the Research Compound(s) in question; and in either case

(b)                                 any other costs borne by GW Pharma for transportation, insurance and customs clearance and storage of the Research Compound(s) in question, at the request of Otsuka.

For clarity, where GW Pharma manufactures Research Compound(s) at its own growing and manufacturing facilities using its own FTEs its costs thereof will be FTE Costs not Manufacturing Costs.

1.1.53              “Material” shall mean any biological or chemical substance including any: (i) Research Compound; (ii) drug or pro-drug; (iii) assay or reagent; and (iv) any other biological material.

1.1.54              “Net Sales” shall mean the gross amount invoiced by a Party, its Affiliates and sublicensees for all sales of a Royalty Bearing Products to Third Parties during a relevant period, less the following items arising during the same relevant period regardless as to whether they are related to the same sales: (i) discounts, including cash and quantity discounts and adjustments arising from consumer discount programs actually paid, granted or accrued and required distribution commissions/fees granted or given to wholesalers or other distributors, all of the foregoing to the extent reasonable and customary, (ii) amounts for credits, rebates or allowances for price adjustments including chargeback payments and rebates or fees granted or given to buying groups, healthcare insurance carriers, managed healthcare organizations or to federal, state, or local governments (or their respective agencies, purchasers, and reimbursers) or to trade customers, billing errors, damaged or defective goods, rejections or returns of Royalty Bearing Products not replaced, including recalls or withdrawals of a Royalty Bearing Product where such amounts in any period are good faith estimates that reflect the position in previous periods, if any, and will be the same amounts used for the purposes of the audited amounts of that Party, its Affiliates and sublicensees (iii) freight, postage, shipping and insurance charges actually allowed or paid for delivery of Royalty Bearing Products, to the extent actually billed, and (iv) taxes, duties, or other governmental charges (other than income taxes) actually levied on, or otherwise imposed on sales of Royalty Bearing Products.

Net Sales of any Royalty Bearing Product that is sold as a Combination Product will be determined by multiplying the total Net Sales of the Combination Product by the fraction A/(A+B), where A is the average price paid for the Royalty Bearing Product when sold separately in finished form in the relevant county and B is the sum of the average prices paid for products containing the other active ingredients in the Combination Product when sold separately in finished form in the relevant country.  If such average invoice prices cannot be determined for both the Royalty Bearing Product and the product(s) containing such other ingredient(s) and in all cases where the Combination Product contains a proprietary delivery system where the Third Party is due a payment upon the sale of such Combination Product, the Parties will negotiate in good faith regarding the calculation of Net Sales for the applicable Combination Product, based on the relative value contributed by each component.

Each of the foregoing deductions shall be determined as incurred in the ordinary course of business and in accordance with GAAP in the case of Otsuka or IAS in the case of GW Pharma.  All deductions for payments in respect of sales to any governmental authority, any government subsidized program, or any managed care or similar organization, which deductions apply collectively to multiple pharmaceutical products, shall be fairly allocated to the amounts invoiced for Royalty Bearing Products.

1.1.55              “Otsuka” shall have the meaning provided in the introductory paragraph to this Agreement.

1.1.56              “Otsuka Scientists” shall mean the scientists employed by Otsuka who may, at Otsuka’s option, be placed during the Research Collaboration at the facilities of GW Pharma’s collaborator, the University of Aberdeen located in Aberdeen, Scotland, with which GW Pharma is entering into a collaboration agreement to be entered into on or about the Effective Date pursuant to which GW Pharma has conducted cannabinoid research at the University of Aberdeen.  The Otsuka Scientists shall number no more than three (3) scientists at any one time although Otsuka may change the individual scientists on giving written notice to GW Pharma and so long as (i) Otsuka consults with GW Pharma regarding such substitution and the identity and qualifications of the replacement Otsuka scientist prior to making such change, and (ii) any replacement Otsuka Scientist complies with the requirements of Section 3.3.1.

1.1.57              “Patent Rights” shall mean:

(a)                                 all national, regional and international patents and patent applications, including provisional patent applications,

(b)                                 all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications,

(c)                                  any and all patents that have issued or in the future issue from the foregoing patent applications (a) and (b), including author certificates, inventor certificates, utility models, petty patents and design patents and certificates of invention,

(d)                                 any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications (a), (b) and (c), and

(e)                                  any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.1.58              “Parties” means GW Pharma and Otsuka and “Party” means either of GW Pharma or Otsuka, but shall not include GW Pharmaceuticals plc save for the purposes of Section 17.

1.1.59              “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.1.60              “Phase I Clinical Study” means a clinical study in human volunteers or patients with the endpoint of determining initial tolerance, toxicity, safety and/or pharmacokinetic information, including a clinical study that would satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent clinical trial in a country other than the USA.

1.1.61              “Phase IIa Clinical Study” shall mean a human clinical trial for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. §312.21, or an equivalent clinical trial in a country other than the USA or an equivalent clinical trial in a country other than the USA.

1.1.62              “Phytocannabinoid” shall have the meaning given to it in Section 1.1.6.

1.1.63              “Pre-Licence Development” shall mean all development activities with respect to Research Compounds prior to designation as Product Candidates and the execution and delivery of Licence Agreements relating thereto, as contemplated in Section 6.3.  For clarity Pre-Licence Development includes the conduct of the Initial Pharmacological Evaluation Studies, the Pre-Clinical Studies, the Early Clinical Evaluation Studies and the generation of the Developmental CMC Data.

1.1.64              “Pre-Clinical Studies” shall mean GLP in vitro and in vivo pre-clinical studies of Research Compounds conducted for the purpose of evaluating the desirability to Otsuka of choosing such Research Compounds as Product Candidates, but excluding the Initial Pharmacological Evaluation Studies, the

Early Clinical Evaluation Studies and the generation of the Developmental CMC Data.

1.1.65              “Product” shall mean any pharmaceutical preparation containing a Product Candidate for which Regulatory Approval has been sought and is in the process of being obtained, or has been obtained, as the context requires.

1.1.66              “Product Candidate” shall mean any Selected Drug Candidate chosen by Otsuka for Clinical Development in light of the results obtained for such Selected Drug Candidate from the Pre-Clinical Studies and/or Early Clinical Evaluation Studies conducted with respect thereto under the Research Collaboration.  For clarity this includes any Selected Drug Candidate that is a Synthetic Cannabinoid Product that is Covered by Collaboration IP or GW Pharma Background IP.  In this Section “chosen” means that all necessary internal approvals of Otsuka have been given for the commencement of Clinical Development in relation to the relevant Product Candidate.

1.1.67              “Qualifying Pharmaceutical Company” shall mean any publicly listed company trading as a pharmaceutical or biotechnology company with a market capitalization of more than US$***, to be assessed on the day prior to the closure of the Change of Control.

1.1.68              “Recipient Party” shall mean the Party which receives Confidential Information from the other Party.

1.1.69              “Regulatory Approval” shall mean any approval required from a Regulatory Authority to market and sell a Product in any country of the Territory including any approval for a label extension or new indication and including any pricing or reimbursement approval.

1.1.70              “Regulatory Authority” shall mean any national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the FDA in any country involved in the granting or receipt as the case may be of INDs or Regulatory Approvals.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

1.1.71              “Research Budget” has the meaning given to it in Section 8.1.

1.1.72              “Research Collaboration” shall mean the research and activities to be undertaken by GW Pharma and Otsuka respectively under this Agreement pursuant to and in accordance with the terms of this Agreement and the Research Plan during the Research Term and any Extended Research Term for the purpose of conducting research and Pre-License Development activities regarding Research Compounds to identify Product Candidates in the Research Field.  For clarity, the Research Collaboration includes (i) the conduct of all agreed Initial Pharmacological Evaluation Studies, Pre-Clinical Studies and Early Clinical Evaluation Studies carried out prior to the final selection by Otsuka of Product Candidates for Clinical Development, and (ii) any activities carried out by or on behalf of GW Pharma and Otsuka pursuant to the Research Plan, regardless of who pays for such activities.

1.1.73              “Research Compounds” shall mean collectively, all Selected BDCs and Selected Drug Candidates.  For clarity, Research Compounds shall include Synthetic Cannabinoids synthesized under the Research Plan and which subsequently become Selected BDCs and/or Selected Drug Candidates.

1.1.74              “Research Costs” shall mean the costs and expenses incurred by GW Pharma under the Research Collaboration and to be reimbursed to GW Pharma from the Research Fund comprised of FTE Costs, Third Party Costs, Equipment Costs and Manufacturing Costs.

1.1.75              “Research Field” shall mean the treatment, diagnosis, prevention, or palliation of (i) diseases, conditions, syndromes, and maladies of the central and peripheral nervous systems of humans and animals and (ii) cancer in humans and animals.  The Research Field may by mutual agreement of the Parties (not the JRC) from time to time be expanded to include other diseases and conditions.  The Research Field shall be deemed to include all research activities contemplated by any Research Plan approved by Otsuka as a member of the JRC, provided that the overall objective of such Research Plan is consistent with a research plan for the research, identification and early development of Research Compounds in the Research Field.

1.1.76              “Research Fund” shall mean the fund of money to be provided by Otsuka to be used over the Research Term, or if applicable the Extended Research Term, to fund the performance of the Research Plan.  Initially, the Research Budget for the conduct of the three (3) year Research Plan shall be *** U.S. dollars ($***) but this amount may be increased from time to time by Otsuka in order to cover research and Pre-Licence Development activities to be performed during the Research Term, or if applicable the Extended Research Term.

1.1.77              “Research Plan” shall mean the written document prepared in advance of each Research Year and agreed upon by the JRC in accordance with the procedure set out in Section 2.2.2 that sets forth in detail the research and Pre-Licence Development activities (and each Party’s responsibilities for performing such activities) to be conducted in such Research Year (including timelines), the Research Budget therefor and milestones to be achieved in such Research Year.  The Research Plan for the first Research Year is set out in Schedule 1.1.77 to this Agreement.  The Research Plan for a particular Research Year may be amended from time to time upon written agreement of the JRC.

1.1.78              “Research Term” shall mean a period commencing on the Effective Date and expiring at the end of (a) the third Research Year (30 June, 2010) or (b) the fourth Research Year (30 June, 2011) in the event that Otsuka elects to extend the Research Term by notice thereof to GW Pharma within one-hundred twenty (120) days following receipt by the JRC Members of GW Pharma’s research report pertaining to the second Research Year delivered by GW Pharma to the JRC pursuant to Section 3.4.5.  Funding for the fourth Research Year, if any, shall not be less than that devoted to the third Research Year.  At the written request of either Party during the third Research Year, or the fourth Research Year, if there be a fourth Research Year, such request to be made on or before one hundred eighty (180) days prior to the end of such third Research Year or fourth Research Year, as the case may be, GW Pharma and

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Otsuka shall promptly discuss whether, and upon what basis, the Research Term should be extended for additional Research Year(s).  Neither Party shall have any obligation to agree to any such extension, but if any such extension is mutually agreed it shall become the “Extended Research Term”.  The level and extent of Research Collaboration activities to be conducted by GW Pharma during the fourth Research Year or the Extended Research Term, and the level of Otsuka’s funding, during any Extended Research Term, if any, shall be mutually agreed in writing by the Parties.

1.1.79              “Research Year” shall mean a period of twelve (12) months commencing on 1 July in a calendar year and ending on the 30 June in the subsequent calendar year during the Research Term and any Extended Research Term, provided however that the Research Year in which the Effective Date occurs shall extend from the Effective Date until the 30 June 2008.

1.1.80              “Royalty Bearing Product” shall mean a GW Pharma Product, a Synthetic Molecule Product and a Type 2 Synthetic Cannabinoid Product.

1.1.81              “SAB Costs” shall have the meaning set out in Section 2.6.

1.1.82              “Sativex Licence Agreement” shall mean the Development and Licence Agreement between GW Pharma and Otsuka entered into on February 14th, 2007, under which GW Pharma licensed Otsuka to develop and commercialize GW Pharma’s lead product, SATIVEXTM oromucosal spray, for the USA market.

1.1.83              “Scientific Advisory Board” or “SAB” shall mean the advisory board to be established pursuant to Section 2.4.

1.1.84              “Selected BDC” shall mean either (a) a BDC selected by the JRC from among all BDCs possessed by GW Pharma during the Research Term or the Extended Research Term, after taking into account all relevant data and information pertaining to such BDC contained in GW Pharma’s associated BDC Data Package, to be the subject of further research (including cannabinoid extract preparation, analysis, characterization and testing) and/or Initial

Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies under the Research Collaboration; or (b) Synthetic Cannabinoids synthesized under the Research Plan and which are subsequently selected for further research (including cannabinoid preparation, analysis, characterization and testing) and/or Initial Pharmacological Evaluation Studies and so are Covered by Collaboration IP and/or GW Pharma Background IP.

1.1.85              “Selected Drug Candidate” shall mean any Selected BDC chosen by the JRC to undergo Type 2 Pre-Clinical Studies and/or Early Clinical Evaluation Studies in light of the results obtained for such Selected BDC from the Initial Pharmacological Evaluation Studies and the Type 1 Pre-Clinical Studies.  Any Selected BDC(s) in respect of which the JRC agrees to forego Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies and to move directly into Type 2 Pre-Clinical Studies and/or Early Clinical Evaluation Studies shall be deemed to be a Selected Drug Candidate.

1.1.86              “Specifications” shall mean the specifications to which a Research Compound is to be manufactured by GW Pharma as agreed by the JRC from time to time pursuant to Section 2.2.11.

1.1.87              “Synthetic Cannabinoid” shall mean any Phytocannabinoid produced by synthetic methods either (i) pursuant to a Research Plan (a “Type 1 Synthetic Cannabinoid”) or (ii) outside of the Research Collaboration but with information resulting from the Research Collaboration (“Type 2 Synthetic Cannabinoid”).

1.1.88              “Synthetic Cannabinoid Product” shall mean any pharmaceutical product containing a Type 1 Synthetic Cannabinoid (“Type 1 Synthetic Product”) or a Type 2 Synthetic Cannabinoid (“Type 2 Synthetic Cannabinoid Product”).  If the active ingredient in a pharmaceutical product first sold commercially within *** years following the Research Term or the Extended Research Term, as the case may be, by or on behalf of Otsuka , other than pursuant to a License Agreement or a license from a Third Party, contains a Phytocannabinoid produced by synthetic methods it will be assumed that such Phytocannabinoid is a *** Synthetic Cannabinoid (and therefore that the product in question is a *** Synthetic Cannabinoid Product) until Otsuka can produce evidence acceptable to GW Pharma (acting reasonably) which demonstrates that the active ingredient in such product was developed without using information resulting from the Research Collaboration.

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1.1.89              “Synthetic Molecule” shall mean a synthetic molecule whose chemistry is not based on a Phytocannabinoid but (i) which has been developed with information resulting from the Research Collaboration and (ii) for which one or more patent applications have been filed by Otsuka on an invention conceived within *** years following expiration of the Research Term or any Extended Research Term claiming (a) a novel composition of matter and (b) a *** effect through direct or indirect (i.e. modulation of related metabolic enzyme systems), effects on one or more cannabinoid receptors (including their allosteric sites).

1.1.90              “Synthetic Molecule Product” shall mean any pharmaceutical product containing a Synthetic Molecule.  If the active ingredient in a pharmaceutical product first sold commercially within *** years following the Research Term or the Extended Research Term, as the case may be, by or on behalf of Otsuka, other than pursuant to a license from a Third Party, has a *** effect through direct, or indirect (i.e. modulation of related metabolic enzyme systems), effects on one or more cannabinoid receptors (including their allosteric sites), it will be assumed that such active ingredient in such product is a Synthetic Molecule and therefore that the product in question is a Synthetic Molecule Product) until Otsuka can produce evidence acceptable to GW Pharma (acting reasonably) which demonstrates that the active ingredient in such product was developed using information resulting from the Research Collaboration.

1.1.91              “Territory” shall mean the world.

1.1.92              “THC” shall mean delta-9-tetrahydrocannabinol.

1.1.93              “Third Party” shall mean any entity other than Otsuka or GW Pharma or an Affiliate of Otsuka or GW Pharma.

1.1.94              “Third Party Costs” shall mean any costs incurred in relation to any research or Pre-Licence Development activity performed pursuant to a Research Plan and contracted to any Person not including the Parties or the Parties’ respective Affiliates including consultants, research fellows, scientific and clinical advisers, clinical research organizations, clinical researchers and/or statisticians but always excluding Manufacturing Costs.

1.1.95              “Type 1 Pre-Clinical Studies” shall mean those Pre-Clinical Studies comprising the ***.

1.1.96              “Type 2 Pre-Clinical Studies” shall mean all Pre-Clinical Studies other than Type 1 Pre-Clinical Studies.

1.1.97              “USA” shall mean the United States of America, its territories and possessions.

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1.1.98              “Valid Claim” shall mean either:

(a)                                 a claim of an issued and unexpired patent included within Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or un-appealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

(b)                                 a claim of a pending patent application included within Patent Rights which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of the application, provided that no more than five (5) years have passed since the earliest priority date for such application.

2.                                      GOVERNANCE

2.1                               Establishment of the Joint Research Committee.  With effect from the Effective Date the Parties shall establish and run a Joint Research Committee (“JRC”) as the principal organ of governance of the implementation of the objectives of this Agreement including to provide liaison, communication and strategic and planning decision making with regard to the research and Pre-Licence Development of Research Compounds and the direction and conduct of the GW/Otsuka CRI as follows:-

2.1.1                     the JRC shall comprise four (4) persons (“JRC Members”) and GW Pharma and Otsuka respectively shall be entitled to appoint two (2) JRC Members, to remove any JRC Member appointed by it and to appoint any person to fill a vacancy arising from the removal or retirement of such JRC Member appointed by it.  Each JRC Member may designate a stand-in from time-to-time as exigencies dictate.  GW Pharma’s initial JRC Members will be ***.  Otsuka’s initial JRC Members will be ***.  JRC Members must be appropriate

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for the primary function of the JRC in terms of their seniority, availability, function in their respective organization, training and experience.  The Parties may adjust their JRC Members over time to reflect the progress of Research Collaboration.  Otsuka and GW Pharma respectively shall each notify the other of any change in the identities of their JRC Members.  There will be a chairperson of the JRC (“JRC Chairperson”) who will be chosen by GW Pharma from among its JRC members; and

2.1.2                     the venue for meetings of the JRC shall be the premises of GW Pharma or such other location within the UK as the Parties may agree from time to time, if not held by teleconference or videoconference.  Each Party shall be responsible for its own expenses including travel and accommodation costs incurred in connection with JRC meetings; and

2.1.3                     the JRC shall have power to invite persons whose special skills or influence might advance the research and Pre-Licence Development of Research Compounds, in confidence and upon behalf of the JRC, to attend and address meetings of the JRC.  For clarity such persons shall not be JRC Members and shall not participate in the decision making process of the JRC; and

2.1.4                     each of the Parties, as it sees fit, shall be entitled to bring such number of its employees and advisers to meetings of the JRC as observers; provided, however, that such observers shall be under an obligation of confidentiality to the Party with whom it is attending and the proceedings of the JRC shall be treated as confidential; and

2.1.5                     the JRC Chairperson is responsible for promptly preparing the minutes of any JRC meeting, seeking unanimous approval of those minutes from the JRC Members, which approval shall be signified by the JRC Members or, in the alternative, the Parties signing and dating the minutes, and promptly distributing a copy of the approved minutes to each Party.  It is only such signed and dated minutes which shall constitute a decision of the JRC.

2.2                               Function of the JRC.  The JRC shall:-

2.2.1                     hold meetings in person as frequently as the JRC Members may agree shall be necessary and otherwise by teleconference or a video-conference but in any event no less frequently than four (4) times a Research Year or pursuant to such other schedule as the Parties may agree.  Dates of meetings shall be agreed by the Parties; responsibility for arranging the meetings, including, at least, providing notice and an agenda, shall be the responsibility of the JRC Chairperson.  The Chairperson shall circulate the proposed agenda among the JRC Members no later than fourteen (14) days prior to the JRC meeting, and the JRC Members shall be entitled to add items to the agenda in their reasonable discretion.  No later than seven (7) days prior to each meeting of the JRC the agenda for such meeting shall be established, and each Party will provide the other with written copies of all materials such Party intends to present at the JRC meeting.  The first meeting of the JRC will take place as soon as practicable after the Effective Date, but in no event later than thirty (30) days after the Effective Date.  In addition, special meetings of the JRC may be called by any JRC Member upon written request to the Chairperson of the JRC;

2.2.2                     on or before the end of the third quarter in each Research Year until the end of the Research Term and any Extended Research Term, generate and agree the Research Plan setting out the detailed activity to be carried out by the Parties during the next Research Year taking into account the amount of the Research Fund remaining which Research Plan must contain a fully costed Research Budget for the relevant period.  Once prepared and agreed upon, such Research Plan and associated Research Budget shall be submitted to the Parties for approval. The JRC may change the Research Plan for a particular Research Year during the course of that Research Year as it considers appropriate from time to time as long as each change is reduced to writing and signed and dated by the Parties once agreement has been reached on the written form of such change (whether under Section 2.3 or the dispute resolution process to which it refers).  The JRC shall retain copies of all such authorized versions of each Research Plan (including each Research Budget) and each shall become incorporated in this Agreement as of the date of signature by last Party to sign;

2.2.3                     determine which BDCs shall form the subject of the Research Collaboration having assessed their suitability therefor including taking into account the BDC Data Package relating thereto provided by GW Pharma;

2.2.4                     determine the target indications for which such Selected BDCs are to undergo research and Pre-Licence Development in the Research Field and thereafter shall agree the Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies (if any) to be undertaken with respect to such Selected BDCs for the applicable target indication.  Such decisions and the Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies (if any) to be undertaken with respect to such Selected BDCs shall be incorporated into the relevant Research Plan(s);

2.2.5                     based upon the results of the Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies or otherwise, determine which Selected BDCs should be designated as Selected Drug Candidates and which Selected BDCs should not be selected as Selected Drug Candidates and thereafter shall agree upon the Type 2 Pre-Clinical Studies to be conducted with respect to the Selected BDCs designated as Selected Drug Candidates including the Parties’ respective activities, and the timing, duration and location of such studies.  Such decisions and the Type 2 Pre-Clinical Studies to be undertaken with respect to such Selected Drug Candidate(s) shall be incorporated into the relevant Research Plan(s);

2.2.6                     determine which Early Clinical Evaluation Studies are to be conducted, and by which Party, with respect to the Selected Drug Candidate(s) and whether these studies should be conducted inside the UK or outside the UK.  Such decisions and the Early Clinical Evaluation Studies to be undertaken with respect to such Selected Drug Candidate(s) shall be incorporated into the relevant Research Plan(s);

2.2.7                     following its review of the reports submitted to in pursuant of Sections 3.4.4 and 3.4.5 and at such other times as it sees fit, determine whether the research and Pre-Licence Development of any Research Compound should be discontinued; should the JRC decide to discontinue the research and Pre-

Licence Development of any Research Compound the JRC shall make the amendments to the relevant Research Plan(s) (including the Research Budget(s)) which are necessary to reflect the discontinued research and Pre-Clinical Research Activities with respect to this Research Compound.

2.2.8                     determine which cannabinoid researchers, academic institutions and other Third Party organizations GW Pharma may (i) enter into collaborative research agreements with for the purposes of carrying out certain Initial Pharmacological Evaluation Studies and such other studies as a Research Plan may specify or the Parties may agree, and (ii) enter into consultancy or other advisory relationships for the purposes of the Research Collaboration in the Research Field;

For clarity, in making its decisions under Sections 2.2.2 through 2.2.8 inclusive the JRC may consider the commercial opportunity offered by the relevant BDCs and Research Compounds as part of their assessment of the viability of (i) BDCs when deciding if they should be selected as Selected BDCs, and (ii) Selected BDCs when deciding if they should be selected as Selected Drug Candidates;

2.2.9                     review progress reports on the Research Collaboration and performance of each Research Plan from the Parties prepared pursuant to Sections 3.4.4 and 3.4.5;

2.2.10              (i) receive disclosures from the Parties of any inventions conceived pursuant to the Research Collaboration and (ii) cause each of the Parties’ patent attorneys (as appointed by them) to advise upon the possibility of filings for Joint Patent Rights being made thereon, and, if so possible, when and where such patent filings should be made and ensure that such patent filings are made, and (iii) through discussion with the Parties’ patent attorneys make initial determinations of inventorship prior to filing of the application for Joint Patent Rights;

2.2.11              set the manufacturing specifications pertaining to both the non-cGMP and cGMP manufacture of the Research Compounds to be manufactured by GW Pharma and supplied for the purposes of the Research Collaboration (the “Specifications”) and any changes necessary or desirable thereto from time to time.  For clarity the JRC shall not have the power to divest GW Pharma under this Agreement as the manufacturer of Research Compound for use in the Research Collaboration, which right is reserved to, and shall be the obligation of, GW Pharma;

2.2.12              establish all necessary rules, standard operating procedures and policies, including policies regarding intellectual property creation and disclosure necessary for the Research Collaboration;

2.2.13              coordinate the establishment of the SAB as soon as practicable following the Effective Date and thereafter shall coordinate the organization of the SAB meetings, and set the agenda for the SAB meetings; and

2.2.14              no later than thirty (30) days prior to the expiration of the Research Term and any Extended Research Term, meet to review the status of all activities then being conducted under the auspices of the JRC.  The JRC shall hold a special meeting to review the status of such activities if required; and

2.2.15              perform such other functions and responsibilities as are given to it under the express provisions of this Agreement but shall have no authority to amend any commercial terms of this Agreement or any matter that would cause any payments stated in this Agreement to be other than the amount of those terms as stated herein.

2.3                               Decision making and Dispute Resolution. Conclusions and decisions of the JRC shall be made by unanimous agreement of the JRC Members wherever possible with Otsuka JRC Members together having one vote on behalf of Otsuka and GW Pharma JRC Members together having one vote on behalf of GW Pharma.  Both Parties will use their reasonable efforts to build consensus.  The JRC may consult with the SAB prior to making its decisions under Sections 2.2.2 to 2.2.8.  All decisions of the JRC shall be minuted by or on behalf of the JRC Chairperson who shall seek unanimous approval of those minutes from the JRC Members, which minutes will be approved in accordance with the procedures set out in Section 2.1.5.  The JRC shall exercise its authority in good faith and in accordance with the terms of this Agreement, and any decision by the JRC on such matters made in accordance with this Section 2.3 shall be binding upon the Parties, subject to the application of the following sentence.  In the event that agreement on a matter cannot be reached within fourteen (14) days then, save in respect of the matters set out in Section 2.3.1 and 2.3.2, the final decision shall be Otsuka’s, which shall be exercised in good faith.  Any such agreement or resolution in this way shall for the purposes of this Agreement be in writing and shall be conclusive and binding on the Parties.  Matters before the JRC that shall require the agreement of both Parties are:

2.3.1                     any increase in the number of GW Pharma FTEs working on the Research Collaboration resulting from material changes to a Research Plan; and

2.3.2                     establishment of the Specifications for any Research Compound including any changes thereto,

and if agreement cannot be reached by the JRC in relation to any of these issues the Agreement shall remain unchanged.  The Parties shall confer in an effort to resolve their differences of opinion regarding the preferred outcomes of matters contemplated by Section 2.3.1 and 2.3.2.  They shall exercise good faith and reasonableness in pursuing the resolution of such matters and each of them shall give due regard to the other’s views.

2.4                               Establishment of the Scientific Advisory Board.  As soon as practicably possible following the Effective Date, the Parties, coordinated by the JRC, will establish the Scientific Advisory Board.  The purpose of the SAB will be to suggest promising directions for the Research Collaboration. The SAB will comprise up to six (6) scientists.  The members of the SAB will be made up of a selection of (i) world-leading scientists in the field of cannabinoids and cannabinoid research and (ii) experts in other related fields and disciplines.  GW Pharma shall generate a list of ten (10) candidate names to be invited to be members of the SAB.  This list will be forwarded to Otsuka for review and approval.  Following Otsuka’s approval, GW Pharma shall be responsible for contacting its nominated candidates.  This process shall be repeated until GW Pharma has identified at least six (6) candidates who are prepared to join the SAB.  Otsuka may nominate one or more scientists or experts to be invited to be a member of the SAB.  The form and substance of all agreements and arrangements entered into with members of the SAB shall be subject to the reasonable consent of the JRC.

2.5                               Meetings of the Scientific Advisory Board.  The SAB shall meet with such frequency and at such places as the JRC may agree, with the understanding that it is the intention of the Parties that the SAB generally will meet twice a year in Europe or the USA.

2.6                               Funding of the Scientific Advisory Board.  The costs and expenses of the SAB shall be drawn from the Research Fund (“SAB Costs”).

3.                                      ESTABLISHMENT AND CONDUCT OF THE RESEARCH COLLABORATION

3.1                               Disclosure and Selection of Botanical Drug Candidates.

3.1.1                     GW Pharma shall provide to Otsuka, as soon as reasonably practicable following the Effective Date, (a) a list of all BDCs within its Control for selection by the JRC as Selected BDCs, and (b) a BDC Data Package for each such BDC.  Thereafter GW Pharma shall, from time to time during the Research Term and any Extended Research Term, notify Otsuka in writing of any additional BDCs which come under the Control of GW Pharma from which additional selections may be made.  Such notification shall be accompanied by a BDC Data Package for each BDC the subject of such a notice.

3.1.2                     At the first JRC meeting held subsequent to either GW Pharma’s disclosure of a given BDC for selection as a Selected BDC or the synthesis of a Synthetic Cannabinoid within the Research Collaboration, provided, however, that the BDC Data Package pertaining to such BDC or relevant data pertaining to such Synthetic Cannabinoid shall have been in the possession of all of the JRC Members no less than twenty-one (21) days prior to such meeting, the JRC shall consider the BDC Data Package for each such BDC, or in the case of such a Synthetic Cannabinoid shall consider the relevant data, and shall, on a case by case basis, decide at that meeting: whether at such time to designate the BDC or Synthetic Cannabinoid as a Selected BDC.  If the JRC decides to designate it as a Selected BDC it will then discuss, and as promptly as practicable, agree upon the target indication(s) with respect to which the Selected BDC should undergo research and Pre-Licence Development and the

Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies to be conducted with respect thereto and make the necessary amendments to the then current Research Plan (including the Research Budget) to incorporate these Initial Pharmacological Evaluation Studies into the Research Plan.  Should the JRC decide that there is no need for Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies with respect thereto, the JRC may select such BDC or Synthetic Cannabinoid to become a Selected Drug Candidate immediately, in which case the provisions of Section 3.2 shall apply.  If the JRC fails to designate a BDC as a Selected BDC, such BDC shall not at that time become a Research Compound and GW Pharma shall be clear to use (or continue using) pursuant to Section 7.2 such BDC in any way it chooses outside the Research Field thereafter without any obligation to Otsuka save as set out in Section 7.2 and further subject to the right of the JRC to return at any time during the Research Term or Extended Research Term to designate such BDC as a Selected BDC.

3.1.3                     Any Initial Pharmacological Evaluation Studies which the JRC decides should be conducted with respect to a Selected BDC shall be conducted by either: (i) Otsuka and GW Pharma, whether with the contribution of the Otsuka Scientists at the University of Aberdeen or otherwise, and/or (ii) GW Pharma, alone or in conjunction with Third Parties collaborators approved by the JRC, and GW Pharma shall enter into collaborative agreements with select cannabinoid researchers and universities and other institutions as agreed by the JRC for the purposes of carrying out certain Initial Pharmacological Evaluation Studies.

3.2                               Selected Drug Candidates

3.2.1                     At the first JRC meeting held subsequent to the completion of Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies with respect to a Selected BDC, provided, however, that all relevant data pertaining to such Selected BDC (including the data contained in the reports submitted to the JRC pursuant to Sections 3.4.4 and 3.4.5) have been in the possession of all JRC Members for not less than twenty-one (21) days prior to such meeting, the JRC shall consider all such data and decide at that meeting either: (i) to designate that Selected BDC as a Selected Drug Candidate; (ii) that further Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies are required with respect thereto, or (iii) to decline at such time to do either of (i) or (ii).  If the JRC decides to designate a Selected BDC as a Selected Drug Candidate it will then discuss and, as promptly as practicable, agree upon a detailed plan of Type 2 Pre-Clinical Studies and/or Early Clinical Evaluation Studies to be conducted with respect thereto (including the locations at which such studies should be conducted and the time frame within which they should be conducted), the Development CMC Data to be generated with respect thereto and make the necessary amendments to the then current Research Plan (including the Research Budget) to incorporate such Type 2 Pre-Clinical Studies, Early Clinical Evaluation Studies and the development of the Developmental CMC Data.  If, upon completion of the relevant Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies and the JRC’s analysis of the relevant data the JRC decides that further Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies are required with respect thereto it will then discuss and, as promptly as practicable, agree upon the additional Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies to be conducted with respect thereto and make the necessary amendments to the then current Research Plan (including the Research Budget) to incorporate these Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies.  If after these additional Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies have been conducted the JRC is still not satisfied that the relevant Selected BDC should be designated as a Selected Drug Candidate, the JRC may conduct additional Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies or decline at such time to designate a Selected BDC as a Selected Drug Candidate, in which case the provisions of the following sentence shall apply.  If the JRC decides that the Selected BDC does not have the necessary characteristics to be designated as a Selected Drug Candidate and decides at any time not to conduct further Initial Pharmacological Evaluation Studies and/or Type 1 Pre-Clinical Studies with respect thereto or declines to designate such Selected BDC as a Selected Drug Candidate, such Selected BDC shall not at that time become a Selected Drug

Candidate and GW Pharma shall be clear to use (or continue using) such Selected BDC in any way it chooses outside the Research Field thereafter without any obligation to Otsuka save as set out in Section 7.2 and further subject to the right of the JRC to return at any time during the Research Term or Extended Research Term to designate such Selected BDC as a Selected Drug Candidate.

3.2.2                     Early Clinical Evaluation Studies shall be conducted in accordance with the provisions of Section 5.

3.2.3                     Any Pre-Clinical Studies which the JRC decides should be conducted with respect to a Research Compound shall be conducted by, or on behalf of, Otsuka, which for clarity may be by GW Pharma or a nominee on behalf of Otsuka, at Otsuka’s sole cost and expense.  Any Developmental CMC Data which the JRC decides should be generated with respect to a Selected Drug Candidate (including any stability data) and any Early Clinical Evaluation Studies which the JRC decides GW Pharma should conduct will be generated or conducted (as applicable) by GW Pharma, with the Research Costs incurred by GW Pharma in developing such Developmental CMC Data and conducting such Early Clinical Evaluation Studies (whether FTE Costs, Equipment Costs, Manufacturing Costs or Third Party Costs) being included in the Research Budget and being paid to GW Pharma from the Research Fund in accordance with the provisions of Section 8.

3.3                               Otsuka Scientists

3.3.1                     Conduct

(a)                                 During the Research Term and any Extended Research Term, GW Pharma will permit the Otsuka Scientists to work with GW Pharma and its approved collaborators at the University of Aberdeen and to be directly and fully involved, on an ongoing and collaborative basis in the research and Pre-Licence Development activities to be conducted by GW Pharma pursuant to the Research Plans, in the fields specified in Section 3.3.2 below.

(b)                                 The Parties, acting through the JRC, shall establish all necessary rules and policies, including policies regarding intellectual property creation and disclosure to which the Otsuka Scientists must adhere; provided, however, such policies must permit such Otsuka Scientists to communicate both with GW Pharma’s scientists (including those of its collaborators) and with Otsuka on an ongoing basis regarding the activities conducted by the Otsuka Scientists under the Research Plans.

(c)                                  On the Effective Date Otsuka will notify GW Pharma in writing of the names of the initial Otsuka Scientists.  These scientists must be at least graduate or similarly qualified employees of Otsuka and must have the requisite skills, including spoken and written English language skills, to perform the activities for which they will be responsible pursuant to Section 3.3.2.  Otsuka may change the Otsuka Scientists from time to time following consultation with GW Pharma regarding such substitution and the identity and qualifications of any replacement Otsuka Scientist prior to making such change and on giving GW Pharma notice in writing of such change following such consultation.  Should GW Pharma or the University of Aberdeen reasonably object to the presence of one or all of the Otsuka Scientists then present on its premises, such objection to be supported by reasons given in writing, Otsuka shall remove that Otsuka Scientist from the facilities of the University of Aberdeen promptly and replace that Otsuka Scientist with another employee of Otsuka who is qualified pursuant to the requirements of this Section 3.3.1(c).

(d)                                 promptly after the Effective Date GW Pharma shall allow (and shall procure that its relevant collaborators allow) the Otsuka Scientists access to the premises in which they are to perform their allotted activities under each Research Plan subject to the following terms and conditions:

(i)                                     prior to arriving at the University of Aberdeen, each Otsuka Scientist shall have executed a confidentiality agreement pertaining to confidential information pertaining to or arising pursuant to the Research Collaboration with Otsuka in form and substance reasonably acceptable to GW Pharma.  Otsuka hereby guarantees the performance of each Otsuka Scientist pursuant to such agreement executed by him or her.  The breach by any Otsuka Scientist of such agreement executed by her or him shall be deemed to be a breach by Otsuka of this Agreement; and

(ii)                                  the Otsuka Scientists, while at the University of Aberdeen, shall (a) observe and comply with GW Pharma’s or the University of Aberdeen’s facility access, health and safety and other customary regulations and policies, as applicable, and (b) not access areas of GW Pharma’s or the University of Aberdeen’s research premises for which they are not expressly authorized by GW Pharma or the University of Aberdeen.

3.3.2                     Allocated Responsibilities.  Whilst present at the University of Aberdeen, the Otsuka Scientists will be assigned to such research project groups of GW Pharma (or its designated collaborator) working under the Research Collaboration in the fields of: (i) ***, (ii) ***, (iii) ***, to perform the activities allocated to Otsuka under each Research Plan with respect to these therapeutic areas.  The Parties may expand the therapeutic areas in which the Otsuka Scientists may collaborate with GW Pharma scientists from time to time.

3.3.3                     Funding of Otsuka Scientists.  Otsuka shall bear all the costs arising from and otherwise associated with the Otsuka Scientists in the performance by the Otsuka Scientists of the research and Pre-Licence Development activities allocated to Otsuka.  The cost of the compensation, benefits and personal expenses of the Otsuka Scientists whilst present at the University of Aberdeen, and any other costs associated with or generated by the Otsuka Scientists through their performance of activities allocated to Otsuka (including the Cost

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of Work) shall be in addition to (and not part of) the Research Fund.  If the Otsuka Scientists perform work under the Research Collaboration which has been allocated to GW Pharma, Otsuka shall continue to pay the compensation, benefits and personal expenses of the Otsuka Scientists, but GW Pharma shall pay, and be reimbursed from the Research Fund, for any additional expenses related to the performance of such work allocated to GW Pharma.

3.4                               Conduct of the Research Collaboration

3.4.1                     Each Party shall be responsible for performing its part of the Research Collaboration as follows:

(a)                                 in accordance with the requirements of each Research Plan;

(b)                                 performing or causing to be performed its tasks under each Research Plan with reasonable skill and care in good scientific manner and in compliance with GLP and GCP (where necessary) and in compliance in all material aspects with all other Laws.  Any animals involved in any part of the Research Collaboration will be provided with humane care and treatment in accordance with current generally accepted veterinary practice; and

(c)                                  keeping or causing to be kept accurate written laboratory notebooks and other records and reports of the progress of the Research Plan in sufficient detail and in good scientific manner for all purposes including patent purposes.  Such notebooks and other records must properly reflect all work done on the Research Collaboration and the results achieved thereunder;

3.4.2                     It is acknowledged that each Party shall have the right to make day-to-day operational decisions as to how to discharge its obligations within the framework of the Research Plan.

3.4.3                     Each Party shall, subject to the prior consent of the other Party (such consent not to be unreasonable withheld or delayed), have the right to sub-contract the whole of or part its responsibilities under a Research Plan.  The appointment of any sub contractor shall be on the following terms:

(a)                                 that as between the subcontracting Party and the sub-contractor, all results emerging from such work and any related intellectual property shall be owned by or exclusively licensed to the subcontracting Party; and

(b)                                 that the sub-contractor shall be obligated in terms the same as Section 11 and Section 13.1.5.

3.4.4                     With respect to the first three quarters in each Research Year, within thirty (30) days after the end of each such quarter, each Party shall provide the JRC with a written report regarding the Research Collaboration, the results generated by it under the Research Collaboration and not previously reported, any Collaboration IP generated, created, discovered or otherwise arising under the Research Collaboration and not previously reported by it and its progress under the then-current Research Plan against the timelines set out therein during the preceding quarter.  The JRC shall set the format and nature of the content for such written quarterly reports.

3.4.5                     Within thirty (30) days after the end of each Research Year, including the final Research Year of the Research Term and any Extended Research Term each Party shall provide an annual written report to the JRC covering its activities in the previous Research Year including all material activities conducted and results achieved by that Party under the Research Plan for that Research Year. The Parties shall mutually agree on the format for such written annual reports.

3.4.6                     Each written report prepared by GW Pharma and submitted to the JRC pursuant to Sections 3.4.4 and 3.4.5 shall disclose in reasonable detail research, development and commercialization activities and progress of BDCs and Selected BDCs outside the Research Field.

4.                                      MANUFACTURE AND SUPPLY OF RESEARCH COMPOUNDS

4.1                               During the Research Collaboration GW Pharma shall be responsible for manufacturing or having manufactured all quantities of Research Compounds required to complete each Research Plan as follows:

4.1.1                     GW Pharma shall manufacture Selected BDCs meeting the Specifications under non-cGMP conditions and provide a sufficient supply thereof to enable the Parties to conduct the Initial Pharmacological Evaluation Studies and the Type 1 Pre-Clinical Studies;

4.1.2                     GW Pharma shall manufacture the Selected Drug Candidates meeting the Specifications under either non-cGMP or cGMP conditions (as agreed by the JRC) and provide a sufficient supply thereof to enable the Parties to conduct the Pre-Clinical Studies and Early Clinical Evaluation Studies.

4.2                               GW Pharma’s Manufacturing Costs for the above Research Compounds will be reimbursed to GW Pharma from the Research Fund on the terms of Sections 8.1 and 8.2 as a Research Cost.  For clarity, GW Pharma’s FTE Costs incurred in manufacturing such Research Compounds hereunder at its own growing and manufacturing facilities will be reimbursed from the Research Fund as FTE Costs rather than Manufacturing Costs.  GW Pharma shall supply free of charge for use in the Research Collaboration such quantities of Research Compounds as may be in its possession at the Effective Date and which, in the judgment of GW Pharma, is available for purposes of this Agreement.

5.                                      REGULATORY MATTERS

5.1                               Unless otherwise agreed by the JRC INDs for the Early Clinical Evaluation Studies whether they are to be conducted inside or outside the UK shall be held by Otsuka regardless of the Party conducting such Early Clinical Evaluation Studies.  Notwithstanding the foregoing it is a fundamental principle of this Agreement that the content of all material written documents, communications, submissions, calls (as may be reasonably practicable), conferences and meetings with the applicable Regulatory Authorities be discussed between the Parties in close consultation including at the JRC or its relevant sub-committee before any of the same are made by Otsuka, whether or not GW Pharma otherwise participates in any of the same.

5.2                               In relation to the Early Clinical Evaluation Studies to be conducted as part of the Research Collaboration:

5.2.1                     The JRC shall determine the Party responsible for the design of the protocol, which design shall be subject to the reasonable consent of both Parties, and the Party responsible for the conduct of such Early Clinical Evaluation Studies shall also be determined by the JRC on a case by case basis, with the conduct of such Early Clinical Evaluation Studies to be performed in close consultation with the other Party as described in Section 5.1.

5.2.2                     Otsuka shall be responsible for filing any IND covering Research Compounds in its own name and signed by it, the form and substance of such INDs being subject to the reasonable consent of GW Pharma, Otsuka having otherwise consulted with GW Pharma as described in Section 5.2.3.  Otsuka may request GW Pharma’s assistance with preparing the filings for such INDs and if so requested GW Pharma will give Otsuka reasonable assistance therewith at Otsuka’s cost, such cost to be in addition to and not part of the Research Costs.  For clarity, whether or not Otsuka requests GW Pharma’s assistance with preparing a filing for an IND GW Pharma shall have had the opportunity to see and comment on all drafts of such proposed filings and Otsuka shall have prepared an electronic copy of the same at its own cost and expense;

5.2.3                     Otsuka shall be responsible for all other communications with the relevant Regulatory Authorities whether oral or written and whether on calls, in conferences or at meetings concerning an IND covering a Selected Drug Candidate in the case of written communication on its letterhead and in its own name signed by it and in the case of oral communication by personal representation provided that:

(a)                                 GW Pharma has first seen and commented on drafts of all written communications or suggested scripts for oral communications, as may be reasonably practicable, and Otsuka, acting reasonably, reflects any comments of GW Pharma; and

(b)                                 GW Pharma has the right to have at least one (1) representative present in any such calls, conferences or meetings, as may be reasonably practicable given the timing of any such call, conference or meeting and to the extent not prohibited by the relevant Regulatory Authority.

(c)                                  Otsuka shall maintain copies of all documents submitted to and received from a Regulatory Authority relating to a Selected Drug Candidate at its own cost.

(d)                                 Otsuka shall, within ten (10) Business Days of receipt, forward to such person at GW Pharma of whom it has been notified in writing, copies of all communications received from the Regulatory Authorities relating to a Selected Drug Candidate.  Questions or further actions raised or required by a Regulatory Authority relating to a Selected Drug Candidate shall be reviewed by Otsuka and GW Pharma and any response or further action shall be discussed in advance at the JRC or relevant JRC sub-committee unless an earlier response is demanded in the circumstances in which case the Parties shall confer regarding the response in such manner as is reasonably practicable..

6.                                      CLINICAL DEVELOPMENT OF PRODUCT CANDIDATES AND LICENCE AGREEMENTS

6.1                               Selection of Product Candidates.  At any time during the Research Term, the Extended Research Term or *** months from the expiration of the later thereof (or such longer period as is permitted under Section 14.1.2), as the case may be, Otsuka may chose Product Candidate(s), if any, for Clinical Development.  Otsuka shall notify GW Pharma in writing of whether it is has chosen one or more Product Candidates.

6.1.1                     If Otsuka notifies GW Pharma in writing within the above time period that it has chosen a Product Candidate it shall include with the notice details of the intended indication to be the subject of Clinical Development by Otsuka and

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the intended geographic market(s) for which the Product Candidate(s) will be developed and, with effect from the date of such notice the provisions of Section 6.2 shall apply; or

6.1.2                     If Otsuka fails to give GW Pharma any notice with regard to a Selected Drug Candidate within the time period specified above Otsuka shall, with effect from the expiry of such time period, shall have no further rights with respect to such Selected Drug Candidate or corresponding Selected BDC or BDC.

In this Section “chosen” means that all necessary internal approvals of Otsuka have been given for the commencement of Clinical Development in relation to the relevant Product Candidate.  For clarity Otsuka’s selection of Product Candidate(s) shall be at Otsuka’s sole discretion.

6.2                               License.  Upon notice pursuant to Section 6.1.1 by Otsuka to GW Pharma from time to time during the period permitted therefor pursuant to this Agreement, GW Pharma shall be deemed to have granted to Otsuka under Collaboration IP and GW Pharma Background IP, without the need for further action by either of the Parties, an exclusive, royalty-bearing licence to make, have made, use, offer for sale, sell, import and otherwise exploit the Product Candidate(s) referenced in such notices in the Territory in the Research Field on the terms and conditions of a standard form of licence agreement to be negotiated in good faith by the Parties within one hundred and twenty (120) days of the Effective Date or such longer period as may be agreed between the Parties, which standard form licence agreement will, among other things, embody the concepts of “Fully Burdened Costs,” “Average Minimum Price” and “Commercial Supply Price” as defined terms, which concepts were incorporated into the Sativex License Agreement (each a “Licence Agreement”).  The identity of such Product Candidate(s) shall be deemed added to Schedule 1 of the Licence Agreement GW Pharma shall enter into any instrument or agreement reasonably requested by Otsuka to memorialize the grant of the above-described licence(s), notwithstanding that no further action of the Parties shall be required to effectuate such grants.  For clarity, not withstanding the grant of a licence to Otsuka to make and have made Product Candidate(s) under this Section 6.2, Otsuka’s right to make and have made Product Candidate(s) shall only be permitted in certain circumstances when GW

Pharma cannot supply the Product Candidate in question, such circumstances will be further detailed in the Licence Agreement.

6.3                               Development Plan; Commercial Supply Price; Licence Financial Terms.

6.3.1                     Commencing upon notice by Otsuka to GW Pharma pursuant to Section 6.1.1 the Parties shall promptly agree upon an outline plan of the Clinical Development of the Product Candidate(s) in question for the intended indications detailed in Otsuka Section 6.1.1 notice for such Product Candidates(s).  Thereafter, Otsuka shall be responsible for the preparation of a detailed Clinical Development plan and budget for each such Product Candidate and shall within the same *** day period specified in Sections 6.3.2 and 6.3.3 agree with GW Pharma the level of GW Pharma’s involvement in such Clinical Development (which shall include as a minimum manufacture of Product Candidate for clinical trials and provision of CMC data with corresponding payment of agreed costs by Otsuka to GW Pharma) the resulting development plan being referenced in and forming part of the applicable License Agreement (the “Development Plan”).  This shall include plans for the transfer of development activity to Otsuka so that it can commence Clinical Development with minimum delay and also plans for the manufacture of quantities of the Product Candidate by GW Pharma to be used in such Clinical Development and any other activities that Otsuka may request GW Pharma to perform on Otsuka’s behalf in connection with Clinical Development.  For clarity, the Parties envisage and intend that the Clinical Development of the Product Candidate will continue pending agreement of the matters specified in Sections 6.3.2 and 6.3.3 and to the extent that GW Pharma supports such Clinical Development in any way it will be reimbursed such costs of doing so as may be agreed by the Parties pursuant to the terms of the Licence Agreement, when agreed, including following the mechanism set out in Section 6.4.

6.3.2                     Commencing upon notice by Otsuka to GW Pharma pursuant to Section 6.1.1, the Parties shall negotiate in good faith for a period of *** days to establish the

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Commercial Supply Price including the Average Minimum Price (each to be defined in the Licence Agreement), to be paid to GW Pharma in respect of the Product Candidate(s) referenced in such notice.  It is the current expectation of the Parties that the Commercial Supply Price payable to GW Pharma for supplying Otsuka with its requirements for Products containing the Product Candidate in the Territory will be expressed as a percentage of Otsuka’s annual Net Sales of each Product in the Territory.  This expectation is subject to the additional expectation that in no event will GW Pharma be expected to supply Otsuka with Products containing the Product Candidate in question for sale below the Average Minimum Price for the Product in question, which price will be expressed as GW Pharma’s Fully Burdened Cost (to be defined in the Licence Agreement) for a unit of such Product plus a percentage mark up.  The Commercial Supply Price and the Average Minimum Price, upon agreement of the Parties or upon establishment pursuant to the provisions of Section 6.4, shall be deemed to be added to Schedule 2 of the Licence Agreement.

6.3.3                     Commencing upon notice by Otsuka to GW Pharma pursuant to Section 6.1.1, the Parties shall negotiate in good faith for a period of *** days, concurrent with the negotiating period set forth in Section 6.3.2, to establish commercially reasonable upfront licence fees, milestone payments and royalties to be paid by Otsuka to GW Pharma in respect of the Product Candidate(s) chosen by Otsuka for Clinical Development.  The amount of such milestones and the royalty rates shall take into account such relevant factors as whether the Product Candidate in question is a therapeutic, diagnostic, preventative or palliative product, the anticipated market size, market receptivity to such a product, the existence of competitive products, regulatory requirements, the availability of data regarding milestones paid and royalty rates under comparable circumstances, and other commercially relevant matters.  The agreed milestone regime for the Clinical Development of such Product Candidate and the applicable royalty rate shall be deemed added to Schedule 3 of the Licence Agreement.

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6.4                               Failure of Negotiations.  If the Parties fail to agree upon any, or all, of the Commercial Supply Price, the Average Minimum Price, the upfront licence fee, the milestone regime and the applicable royalty rate within the times provided pursuant to Sections 6.3.2 and 6.3.3, the Parties shall continue their efforts to reach agreement on any such financial terms with respect to which they have so failed to agree through the appointment of a mediator pursuant to Section 15.3.  If the Parties fail to reach agreement on such outstanding financial terms pursuant to Section 15.3, the matter of fair value and fair price shall be submitted to an investment banking firm or other appraiser agreed upon by the Parties for a final and binding determination pursuant to Section 15.4.  With respect to the Parties’ failure to agree upon either or both of the Commercial Supply Price and the Average Minimum Price, the Parties shall appoint an expert in matters of pharmaceutical manufacturing and pricing to assist the investment banking firm or other appraiser in carrying out its responsibilities pursuant to Section 15.4.  If the Parties are unable to agree upon and appoint such a manufacturing and pricing expert within thirty (30) days of appointment of the investment banking firm or other appraiser, such investment banking firm or other appraiser shall appoint such expert.

7.                                      RESTRICTIONS AND OTHER RIGHTS

7.1                               Restriction on Otsuka.  Otsuka undertakes to GW Pharma that it will not (whether acting by itself, its Affiliates or with a Third Party collaborator) carry out any activity involving the research, development, manufacture or commercialization of a Phytocannabinoid or a Synthetic Cannabinoid other than pursuant to this Agreement during the Research Term and any Extended Research Term.

7.2                               GW Pharma’s Activities Outside the Research Field.  Subject to the provisions of Section 7.5, GW Pharma may conduct research, at its own expense, outside the Research Field, but shall not, whether for its own account or for a Third Party, conduct research or development activities within the Research Field, other than pursuant to or as permitted by this Agreement (including as permitted under Section 7.4) during the Research Term or the Extended Research Term.  For clarity, during the term of this Agreement, GW Pharma shall be free to use all GW Pharma Background IP outside the Research Field, and shall be free to research, develop and commercialize BDCs and subsequent product candidates and products outside the Research Field as permitted under this Agreement.  GW Pharma shall have a worldwide, exclusive, royalty bearing sub-licensable licence to use Collaboration IP outside the Research Field other than that specifically relating to Selected Drug Candidates, Product Candidates and Products outside the Research Field including the research, development and commercialization of BDCs and selected BDCs and subsequent product candidates and products outside the Research Field.  Any product developed by GW Pharma or its licensees in this way Covered by Collaboration IP shall be a “GW Pharma Product”.  The foregoing rights of GW Pharma shall not be construed in derogation of the obligations of GW Pharma set forth in Section 7.5.

7.3                               Otsuka’s Rights Outside the Research Field.  Otsuka may approach GW Pharma to negotiate an exclusive, worldwide licence from GW Pharma on commercially reasonable terms to make, have made, use, offer for sale, sell, import and otherwise exploit Selected Drug Candidates, Product Candidates and Products outside the Research Field.  It shall be in GW Pharma’s sole discretion whether it agrees to enter into negotiations with Otsuka regarding the granting of rights to Otsuka to make, have made, use, offer for sale, sell, import and otherwise exploit Selected Drug Candidates, Product Candidates and Products outside the Research Field.

7.4                               GW Pharma’s Rights Inside the Research Field.  Subject to the provisions of Section 7.5, following expiry of the three (3) month period after the Research Term and any Extended Research Term, GW Pharma shall be free to use all GW Pharma Background IP inside the Research Field for any purpose whatsoever and GW Pharma shall have an exclusive, worldwide, sub-licensable, royalty-bearing licence to use Collaboration IP other than that relating to any Selected Drug Candidate, Product Candidate or Product the subject of a Licence Agreement or being developed pursuant to the provisions of Section 14.1.2, for any purpose whatsoever inside the Research Field including for the research, development and commercialisation of product candidates and products inside the Research Field.  Any product developed by GW Pharma or its licensees in this way Covered by Collaboration IP shall be a GW Pharma Product.

7.5                               Restriction on GW Pharma. GW Pharma shall not develop or commercialize any Competitive Product either inside or outside the Research Field, whether for its own account or for a Third Party during the Research Term, the Extended Research Term, or at any time thereafter when Otsuka or any sublicensee is developing or commercializing the relevant

Selected Drug Candidate, Product Candidate or Product under the terms of a Licence Agreement or the provisions of Section 14.1.2.

7.6                               Further Restriction on Otsuka.  Otsuka shall not develop or commercialize a Competitive Product whether for its own account or for a Third Party at any time when GW Pharma is developing or commercializing the relevant selected drug candidate, product candidate or product pursuant to either (i) the exercise by GW Pharma of its rights outside the Research Field with respect to the selected drug candidate, product candidate or product in question under Section 7.2; provided, however, that GW Pharma has either notified the JRC of such activities pursuant to Section 3.4.6 or has otherwise promptly notified Otsuka in writing of such activities, or (ii) the exercise by GW Pharma of its rights inside the Research Field with respect to the selected drug candidate, product candidate or product in question under Section 7.4; provided, however, that GW Pharma has promptly notified Otsuka in writing of such activities.  For the avoidance of doubt, this Section 7.6 shall not be construed in derogation of the Parties’ respective rights or responsibilities under Sections 7.2, 7.3, 7.4 or 7.5.

8.                                      FUNDING OF THE RESEARCH COLLABORATION

8.1                               Estimated Research Costs.  The budget set forth in each Research Plan (the “Research Budget”) shall set out the Research Costs projected to be incurred by GW Pharma in the performance of its obligations under that Research Plan and the projected Costs of Work.  The Research Budget shall estimate the Research Costs to be incurred by GW Pharma for each quarter of the Research Year covered by such Research Budget.  The Research Plan for the first Research Year as attached in Schedule 1.1.77 shall include an outline Research Budget for the period from the Effective Date to 31 August 2007.  GW Pharma shall submit the first invoice in respect of GW Pharma’s estimated Research Costs for such period of the first Research Year to Otsuka as soon as practicable following the Effective Date and this first invoice shall be payable within ten (10) days of its submission.  By 31 August 2007, a detailed Research Budget in respect of the first Research Year shall be agreed by the JRC.  GW Pharma shall submit the second invoice in respect of GW Pharma’s estimated Research Costs in respect of the balance of the first quarter and for the second quarter of the first Research Year, as set forth in the first year detailed Research Budget agreed by the JRC, to Otsuka by 31 August 2007 and this second invoice shall be payable within ten (10) days of its submission.  Otsuka shall, upon receipt of GW Pharma’s invoices (other than for this first and second period) at least thirty (30) days in advance of commencement of a quarter, pay to GW Pharma its estimated Research Costs as set forth in the Research Budget for such quarter by the 1st day of each quarter during the Research Term and any Extended Research Term.  Prior to incurring expenses in excess of a Research Budget, GW Pharma shall report to the JRC the details of such unbudgeted expenses and the need therefor.  If the JRC approves an increase in the Research Budget, Otsuka shall pay such increased amount to GW Pharma upon application therefor in accordance with this Section 8.1.  In the event the Parties make any change to a Research Plan, whether on application by GW Pharma or otherwise, resulting in an increase or decrease in Research Costs, the Parties shall also make corresponding changes to the corresponding Research Budget and the payments to be made to GW Pharma pursuant to this Section 8.1 shall be increased or decreased accordingly to reflect the change in the Research Budget but considering always the amount remaining in the Research Fund.

8.2                               Actual Development Costs. Within ninety (90) days of the end of each Research Year, GW Pharma shall prepare a report certified by two directors, one of which shall be its Director of Finance of the actual Research Costs (for this Section “Actual Costs”) incurred by it in that Research Year in undertaking activities specified in each Research Plan.  If such Actual Costs are greater than the estimate set out for the Research Costs in the Research Budget, as may have been amended, for that Research Year Otsuka shall make an additional payment to GW Pharma to reconcile any shortfall; provided, however, that such additional payment for which Otsuka shall be responsible shall not exceed *** percent (***%) of the Research Budget, as amended, for such Research Year.  Any such payments in excess of the Research Budget shall be debited against the Research Fund.  If such Actual Costs are less than the estimate set out for the Research Costs in the Research Budget for that Research Year GW Pharma shall credit Otsuka against GW Pharma’s future Research Costs for the sum of such overpayment in the next Research Year; save where there has been an overpayment in the final year of the Research term and any Extended Research Term

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in which case GW Pharma shall reimburse Otsuka for such overpayment within thirty (30) days of Otsuka receiving this report and issuing an invoice therefor.  For the purpose of this Section 8.2:

8.2.1                     GW Pharma will charge the time its employees are obliged to spend performing its obligations under the Research Plan as a percentage of the applicable FTE Rate and the time allocated to such FTEs in the Research Plan and corresponding Research Budget shall count towards the FTE Costs.  The time GW Pharma’s employees are obliged to spend performing its obligations under the Research Plan in a Research Year shall be charged to Otsuka by expressing that time as a proportion of two hundred and twenty seven (227) working days per Research Year and multiplying it by the applicable FTE Rate for that class of GW Pharma employee; and

8.2.2                     all costs in respect of research activities carried out by GW Pharma under the Research Collaboration but not set out in the Research Plan for a particular Research Year shall be borne by GW Pharma unless approved by JRC prior to performing those activities; and

8.2.3                     during the term of this Agreement, GW agrees to make appropriate employees of GW Pharma available to discuss with Otsuka the methodology by which GW Pharma calculates and allocates Research Costs and Costs of Work to Otsuka.  GW Pharma shall give due consideration to the reasonable suggestions of Otsuka in respect of such methodology.  If a dispute should arise in respect of the methodology used by GW Pharma to calculate and/or allocate such costs, the Parties may agree to submit such dispute to resolution by a Third Party knowledgeable in such matters and acceptable to both Parties.  The previous sentence notwithstanding, however, either Party may at any time submit the dispute for resolution under the provisions of Section 15 of this Agreement.

8.3                               Equipment and Equipment Costs.  All equipment purchased by GW Pharma with the Equipment Costs shall be owned by GW Pharma or its Affiliates.

8.4                               Invoices.  No payment of any type under this Section shall be due to GW Pharma without GW Pharma first having submitted an invoice therefor to Otsuka.

8.5                               Cost of Work.  GW Pharma shall submit to Otsuka, within thirty (30) days of the end of each quarter of each Research Year a detailed account of the Cost of Work incurred by GW Pharma in such quarter (supported by copies of invoices therefor).  Otsuka shall reimburse GW Pharma such invoiced amounts within thirty (30) days of receipt of such invoice.  Such amounts shall not be deducted from the Research Fund.

8.6                               Research Fund.  Otsuka shall submit to the JRC within thirty (30) days of the end of each quarter of each Research Year a detailed account of the balance of the Research Fund.

8.7                               Settlement of Certain Other Otsuka Costs.  If any costs other than Research Costs or Costs of Work are incurred by GW Pharma to a Third Party in circumstances where such costs are the responsibility of Otsuka under the express provisions of this Agreement, they shall initially be settled by GW Pharma.  GW Pharma shall submit to Otsuka within thirty (30) days of the end of each month a detailed account of such costs incurred by GW Pharma in such month (supported by copies of invoices therefor).  Otsuka shall reimburse GW Pharma such invoiced amounts within thirty (30) days of receipt of such invoice.  For clarity, such amounts shall not be deducted from the Research Fund.

9.                                      ROYALTY BEARING PRODUCTS

9.1                               GW Pharma Products.  With respect to any GW Pharma Product permitted under the Agreement to be made, used, sold or imported, under a licence to Collaboration IP and Covered by a Valid Claim thereof, GW Pharma shall pay to Otsuka a *** percent (***%) royalty on Net Sales of such GW Pharma Product by GW Pharma, its Affiliates, and their sublicensees until the expiration of the last Valid Claim on a country-by-country basis.  In countries where a GW Pharma Product is permitted under the Agreement to be made, used, sold or imported under a licence to Collaboration IP where no Valid Claim exists, or following the expiration, non-appealable invalidation, abandonment or other termination of a Valid Claim in any such country, GW Pharma shall pay to Otsuka a royalty of *** percent (***%) of Net Sales in such countries, on a country-by-country basis, for *** years commencing with the first commercial sale in each such country; provided, however, with respect to GW

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Pharma Products formerly Covered by a Valid Claim, a royalty at the rate of *** percent (***%) of Net Sales shall be paid by GW Pharma only for that period of time which when added to the period of time during which royalties were paid on Net Sales under a Valid Claim pursuant to this Section 9.1 equals *** years.

9.2                               Synthetic Molecule Products and Type 2 Synthetic Cannabinoid Product.

9.2.1                     Otsuka will pay to GW Pharma royalties on Net Sales, by itself, its Affiliates and sublicensees, of Synthetic Molecule Products at the rate of *** percent (***%) in those countries where such Synthetic Molecule Product is Covered by a Valid Claim of Collaboration IP and at the rate of *** percent (***%) in those countries where no Valid Claim of Collaboration IP Covers such Synthetic Molecule Product.  Royalties under this Section 9.2.1 shall be payable on a country by country basis for a period of *** years following launch of a Synthetic Molecule Product in that country.

9.2.2                     Otsuka will pay GW Pharma royalties on Net Sales, by itself, its Affiliates and sublicensees, of Type 2 Synthetic Cannabinoid Products at the rate of *** percent (***%).  Royalties under this Section 9.2.2 shall be payable on a country by country basis for a period of *** years following launch of a Type 2 Synthetic Cannabinoid Product in that country.

9.3                               Royalty-Free Sales.  No royalties shall be due upon the sale or other transfer of Royalty Bearing Products among the paying Party or its Affiliates or their respective sublicensees, but in such cases the royalty shall be due and calculated upon their Net Sales to the first unaffiliated Third Party in an arm’s length transaction. No royalties shall be payable on the disposition of Royalty Bearing Products in arm’s length transactions (a) without consideration (i) as samples (promotion or otherwise), or (ii) as donations (for example, to non-profit institutions for non-commercial purpose or government agencies for a non-commercial purpose); or (b) pursuant to “treatment IND”, compassionate use, or other patient care programs, solely to the extent that the consideration, if any, paid to the Party or its Affiliates or their respective sublicensees

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pursuant to any such program is limited to reimbursement of the costs of manufacturing and providing the Royalty Bearing Product.  For clarity, save as set out in (a) and (b) above upon the sale or other disposal of Royalty Bearing Product other than in a bona fide arm’s length transaction exclusively for money or upon any use of Royalty Bearing Product for purposes which do not result in a disposal of that Royalty Bearing Product in consideration of sales revenue customary in the Territory (in this case disposal not including destruction of damaged, defective, or otherwise unsaleable Royalty Bearing Products), such other sale, disposal or use shall be deemed to constitute a sale at the relevant open market price in the Territory, or, if that price is not ascertainable, a reasonable price assessed on an arm’s length basis for the goods or services provided in exchange for the supply.

9.4                               Reports.  Each Party shall prepare and provide reports of Net Sales of Royalty Bearing Products to the other Party within sixty (60) days following the end of each calendar quarter.  Each such report shall include in sufficient detail such information as may be necessary to permit confirmation of the accuracy of the royalty payments made for such quarter, together with details and an explanation of each of the deductions taken in calculating Net Sales and the reasons therefor.  As an alternative to such reports, the Parties may agree to meet to discuss such matters with such frequency as they may determine.

9.5                               Invoices.  No payment of any type under this Section shall be due without an invoice first having been submitted to the paying Party.

10.                               PAYMENTS; RECORDS; AUDITS

10.1                        Manner and Place of Payment.  All payments of Research Costs hereunder shall be made in UK Pounds Sterling.  All payments under Sections 9.1 and 9.2 shall be payable in U.S. dollars. With respect to any year (be it a calendar year or a Research Year), quarter or month, as applicable, whenever conversion from any other currency shall be required in order to calculate (i) Net Sales or (ii) to convert any Research Costs that have been incurred into a U.S. dollar value only for the purpose of accounting for the payment of the same from the Research Fund and determining the balance of the same, such conversion shall be made at a rate of exchange pertaining to the last business day of the period in respect of which such financial obligation arose or the day on which such obligation arose, as applicable, based upon the published rates thereof as set forth in the Financial Times and appropriately calculated under IAS in the case of GW Pharma and GAAP in the case of Otsuka and will be so certified annually by each Party.  All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by the Party entitled to receive such payment, unless otherwise specified in writing by such Party.  All payments owed under this agreement will be paid within thirty (30) days of receiving an invoice therefor or such other time as expressly specified hereunder.

10.2                        Taxes.  All taxes incurred by GW Pharma on payments made under this Agreement, including taxes levied thereon as income to GW Pharma, shall be paid by GW Pharma.

10.3                        Records and Audits.  During the period when any payment is due from one Party to the other Party hereunder and for a period of three (3) years thereafter, the Parties shall keep complete and accurate records in accordance with GAAP in the case of Otsuka or IAS within case of GW Pharma pertaining to the costs related to the research and Pre-Licence Development of Research Compounds under the Research Plan (including Research Costs and Cost of Work) and the sale or other disposition of Royalty Bearing Products hereunder for the preceding three (3) years.  Each Party shall have the right to cause an independent, certified public accountant and associated with an independent accounting firm reasonably acceptable to the other Party to audit such records to confirm Actual Costs, Cost of Work and/or Net Sales (in this case including an audit of each of the deductions taken in calculating Net Sales), royalties and other payments for a period covering not more than the preceding three (3) years.  Such audits may be exercised during normal business hours upon reasonable prior written notice to the audited Party.  The accounting firm shall enter into appropriate obligations of confidence with the audited Party to treat all information it receives during its inspection in confidence.  The accounting firm shall disclose to the auditing Party only whether audited reports of costs or royalties are correct and details concerning any discrepancies, but no other information shall be disclosed to the auditing Party.  Prompt adjustments shall be made by the Parties to reflect the results of such audit.  The initiating Party shall bear the full cost of such audit unless such audit discloses a variance of more than five percent (5%) from the amount of Actual Costs, Cost of Work, Net Sales or other payments due to the auditing Party under this Agreement, in which event the audited Party shall bear the full out-of-pocket cost of such audit.  If any such audit reveals any underpayment or overpayment, the Parties shall promptly reconcile any such underpayment or overpayment.

10.4                        VAT.  All payments to GW Pharma under the terms of the Agreement are expressed to be exclusive of value added or other sales tax howsoever arising and Otsuka or any sub-licensee Affiliate of Otsuka shall pay to GW Pharma in addition to those payments all value added or other sales tax, if any, for which GW Pharma is liable to account to the applicable tax authority, as a result of the assignment of this Agreement to an Otsuka Affiliate domiciled in the European Union, in relation to any supply made or deemed to be made for value added or other sales tax purposes to this Agreement on receipt of a tax invoice or invoices from GW Pharma, subject to the right of Otsuka to dispute the same in good faith.

10.5                        Interest.  If a Party fails to make any payment due to the other Party on the due date for payment and the payment is not in dispute between the Parties, or the dispute has not been resolved, without prejudice to any other right or remedy available to the unpaid Party, the unpaid Party shall be entitled to charge the other Party interest (both before and after judgment) on the amount unpaid at the annual rate of LIBOR plus *** per cent (***%) calculated on a daily basis provided always that this rate of interest is permissible under the law of England and Wales until payment in full is made without prejudice to a Party’s right to receive payment on the due date.

11.                               CONFIDENTIALITY

11.1                        Confidentiality.  During the terms of this Agreement, each Party hereto will maintain in confidence all Confidential Information disclosed to it by the other Party hereto, whether pursuant to this Agreement or otherwise.  Neither Party will use, disclose or grant use of such Confidential Information except as expressly authorized by, or expressly contemplated by the licences granted under, this Agreement.  This Agreement contemplates disclosure to the employees, agents, contractors and consultants of each Party.  In each such case the Disclosing Party shall have obtained or will obtain prior written agreement from its employees (whether in the form of a

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written condition of employment or otherwise), agents, contractors or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement.  Each Party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents, contractors or consultants do not disclose or make any unauthorized use of such Confidential Information.  Each Party shall remain responsible for breaches of the confidentiality and non-use provisions of this Agreement by its employees (including the Otsuka Scientists in the case of Otsuka), agents, contractors and consultants.  Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.  Notwithstanding the foregoing to the contrary, a Party may disclose to its Affiliates Confidential Information received from the other Party and such Affiliates may disclose such Confidential Information on a need to know basis to their employees, agents, contractors and consultants under prior written agreements of confidentiality and non-use consistent with the terms of this Agreement; provided, however, each Party shall remain responsible for breaches of the confidentiality and non-use provisions of this Agreement by its Affiliates and their employees, agents, contractors and consultants.

11.2                        Authorized Disclosure.  A recipient Party may:

11.2.1              disclose Confidential Information disclosed to it hereunder to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications in accordance with this Agreement, or prosecuting or defending litigation in accordance with this Agreement;

11.2.2              disclose the Confidential Information disclosed to it hereunder: (i) to the extent such disclosure is reasonably necessary to comply with the order of a court; or (ii) to the extent such disclosure is required to comply with an applicable Law, including to the extent such disclosure is required in publicly filed financial statements or other public statements under rules governing a stock exchange (e.g., the rules of the United States Securities and Exchange Commission, NASDAQ, NYSE, UKLA or any other stock exchange on which securities issued by either Party may be listed); provided, to the extent possible bearing in mind such Law and subject to the next subsequent sentence of this Section 11.2, such Party shall provide the other Party with a copy of the proposed text of such statements or disclosure ten (10) Business Days in advance of the date on which the disclosure is to be made to enable the other Party to review and provide comments, unless a shorter review time is agreed.  If the compliance with an applicable Law requires filing of this Agreement, the filing Party shall to the extent possible seek confidential treatment of portions of this Agreement from the relevant competent authority and shall provide the other Party with a copy of the proposed filings at least ten (10) business days prior to filing for the other Party to review any such proposed filing.  If bearing in mind such Law those consultation periods are not workable the relevant Party shall use reasonable efforts to have some form of consultation with the other Party, as an absolute minimum informing the other Party of the text of any statements or disclosure as long in advance as is practicable before they are made.  Each Party agrees that it will obtain its own legal advice with regard to its compliance with such Laws and will not rely on any statements made by the other Party relating to such Laws;

11.2.3              disclose Confidential Information disclosed to it hereunder to a Regulatory Authority as reasonably necessary to obtain an IND in a particular jurisdiction to the extent consistent with the licences granted under the terms of this Agreement and a Party’s obligations under the Research Collaboration;

11.2.4              disclose Confidential Information disclosed to it hereunder: (i) to its actual or potential sub-contractors; (ii) to its actual or potential investment bankers; (iii) to existing and potential investors in connection with an offering or placement of securities for purposes of obtaining financing for its business and to actual and prospective lenders for the purpose of obtaining financing for its business; and (iv) to a bona fide potential acquirer or merger partner for the purposes of evaluating entering into a merger or acquisition, provided, however, any such Persons must be obligated to substantially the same extent as set forth in Section 11.1 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Agreement.  Each Party shall remain responsible for breaches of the confidentiality and non-use provisions of this Agreement by any such Persons.

Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information; and

11.2.5              disclose Confidential Information disclosed to it hereunder to its legal and other advisers for the purpose of seeking advice.

11.3                        Other than the press releases pertaining to this transaction that the Parties have agreed upon and attached as Schedule 11.3 to this Agreement and save as permitted in Section 11.2.2:

11.3.1              neither Party shall make any public announcement or statement to the public concerning the terms of this Agreement without the prior written consent of the other, which shall be neither unreasonably withheld or delayed.  No such public announcements or statements shall be made without the prior review and consent of the appropriate individual designated for the purpose by the other Party;

11.3.2              neither Party shall publish or present in a scientific journal or any other scientific setting any data generated under the Research Collaboration by or for such Party with respect to a Research Compound without providing a copy of such publication or presentation to the JRC at least thirty (30) days prior to submission thereof for publication or presentation and obtaining the JRC’s prior written consent (which may not be unreasonably withheld or delayed). The JRC shall be entitled to delay the publication or presentation in the Territory for up to ninety (90) days to allow the preparation and filing of a patent application relating to any patentable invention contained in such publication or presentation.

11.4                        Injunctive Relief.  The Parties expressly acknowledge and agree that any breach or threatened breach of this Section 11 may cause immediate and irreparable harm to the disclosing Party that may not be adequately compensated by damages.  Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the disclosing Party shall have the right to obtain equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

12.                               INTELLECTUAL PROPERTY RIGHTS.

12.1                        Ownership and Disclosure Obligations

12.1.1              Any and all GW Pharma Background IP shall as between GW Pharma and Otsuka remain vested in and be owned by GW Pharma.  Commencing promptly after the Effective Date GW Pharma shall disclose to Otsuka all of the GW Pharma Background IP and copies of all Documents containing the same.  Thereafter during the Research Term and any Extended Research Term, GW Pharma shall disclose to Otsuka all GW Pharma Background IP which GW Pharma Controls or to which GW Pharma acquires Control after the Effective Date and all Documents containing the same that (i) relate to the Research Compounds the subject of a Research Plan, and/or (ii) are necessary for Otsuka in performing its obligations under a Research Plan.

12.1.2              On an ongoing basis during the Research Term and any Extended Research Term, each Party shall promptly disclose to the other Party, through its representative to the JRC, any inventions conceived pursuant to the Research Collaboration and Know How forming part of Collaboration IP other than manufacturing Know How.  As between the Parties Collaboration IP, whether it is invented by: (i) employees of GW Pharma solely (or jointly with a Third Party subcontractor of GW Pharma); or (ii) employees of Otsuka solely (or jointly with a Third Party subcontractor of Otsuka); or (iii) an employee of GW Pharma (or a Third Party subcontractor of GW Pharma) and an employee of Otsuka (or a Third Party subcontractor of Otsuka) jointly, will be jointly owned by GW Pharma and Otsuka and each Party retains an undivided one-half interest in and to Collaboration IP (including Joint Patent Rights, any Know How therein and Collaboration Materials).  Subject to the rights and licences granted by one Party to the other under this Agreement, each Party shall not exercise its ownership rights in and to that Collaboration IP for any field, including the right to licence and sub-licence, nor shall it otherwise exploit, transfer or encumber its ownership interest, without the consent of the other Party.

12.1.3              For Collaboration IP that will be the subject of a patent application for Joint Patent Rights, the JRC will make an initial determination of inventorship prior to filing of the application therefor.  Each Party will provide information and records relevant to such determination by the JRC.  The JRC will apply the applicable standards for determining inventorship under US laws of inventorship.

12.2                        Licences

12.2.1              GW Pharma hereby grants to Otsuka under GW Pharma Background IP and Collaboration IP, the sole right to use the same in any way whatsoever for the purpose of the Research Collaboration including to research and use Research Compounds for the purposes necessary to perform its obligations and exercise its rights under the Research Plan but excluding the right to manufacture Research Compounds or have Research Compounds manufactured on its behalf other than by GW Pharma.  This right shall not be capable of sub-licence (but this does not preclude Otsuka from appointing sub-contractors under Section 3.4.3).

12.2.2              Otsuka hereby grants to GW Pharma under the Collaboration IP, the non-exclusive right to use the same in any way whatsoever for the purpose of the Research Collaboration including to research, make, have made and use Research Compounds for the purposes necessary to perform its obligations and exercise its rights under the Research Plan.  This right shall not be capable of sub-licence (but this does not exclude the possibility for GW Pharma to appoint sub-contractors under Section 3.4.3).

12.3                        Patent Prosecution and Maintenance

12.3.1              GW Pharma shall control, and be responsible for, filing, prosecution, and maintenance and defense of GW Pharma Patent Rights including but not limited to any interference, reissue or re-examination or opposition or revocation proceedings and GW Pharma shall pay the expenses thereof.  GW Pharma and Otsuka and their nominated patent attorneys shall regularly meet and confer regarding strategies for the filing, prosecution and defense of GW Pharma Patent Rights and proposed responses to official actions.  GW Pharma shall consider in good faith and give due regard to the requests and suggestions of the other with respect to strategies for prosecuting the GW Pharma Patent Rights.  GW Pharma shall keep Otsuka informed of progress with regard to the prosecution, maintenance and defense of GW Pharma Patent Rights by providing Otsuka with copies of all applications, filings, official actions, amendments and responses with respect to such prosecution promptly following such filings, submissions and responses, and within seven (7) days of receipt of such actions, notices and the like.  GW Pharma shall confer with Otsuka and give Otsuka such opportunity as may be practicable in light of applicable deadlines to comment upon proposed filings, correspondence, responses and the like to be transmitted to intellectual property authorities and shall consider in good faith any comments or suggestions of Otsuka pertaining thereto and give the same due regard.

12.3.2              In the event that GW Pharma desires to abandon any GW Pharma Patent Rights, GW Pharma shall provide prior written notice to Otsuka of such intention to abandon as soon as is reasonably practicable under the circumstances, but not less than ninety (90) days prior to the date of abandonment, and Otsuka shall have the right, at its expense, to prepare, file, prosecute and maintain such GW Pharma Patent Rights.  GW Pharma shall execute such documents and perform such acts as may be reasonably necessary for Otsuka to prepare, file, prosecute or maintain such GW Pharma Patent Rights.  Thereafter, Otsuka shall solely own such GW Pharma Patent Rights and GW Pharma shall promptly assign its entire interest in such GW Pharma Patent Rights to Otsuka.  GW Pharma shall have a non-exclusive fully paid-up irrevocable licence to practice and otherwise exploit the inventions claimed or issued in such GW Pharma Patent Rights in any way whatsoever, but not in relation to the development, making, having made, selling, offering for sale or otherwise exploiting Research Compounds, Product Candidates or Products in the Research Field in the Territory.  As a condition to such licence, in the event that patents issue from such abandoned GW Patent Rights, GW Pharma shall reimburse Otsuka its out-of-pocket costs and expenses related to the prosecution and issuance of such patents and thereafter shall equally share the costs of maintenance.

12.3.3              GW Pharma shall control, and be responsible for, filing, prosecution, and maintenance and defense of the Joint Patent Rights (including but not limited to any interference, reissue or re-examination or opposition or revocation proceedings) and Otsuka shall reimburse GW Pharma its out-of-pocket costs thereof.  GW Pharma and Otsuka and their respective patent attorneys shall regularly meet and confer to establish, evaluate and modify, as advisable, strategies for the filing, prosecution and defense of Joint Patent Rights and proposed responses to official actions.  GW Pharma shall consider in good faith and give due regard to the requests and suggestions of Otsuka with respect to strategies for prosecuting the Joint Patent Rights and shall accept the same unless in conflict with the strategies pertaining to pursuit of the GW Pharma Patent Rights.  GW Pharma shall keep Otsuka informed of its progress with regard to the prosecution, maintenance and defense of the Joint Patent Rights by providing Otsuka with copies of all applications, filings, official actions, amendments and responses with respect to such prosecution promptly following such filings, submissions and responses, and within seven (7) days of receipt of such actions, notices and the like.  In satisfaction of its obligations set forth above, GW Pharma shall confer with Otsuka and give Otsuka such opportunity as may be practicable in light of applicable deadlines to comment upon proposed filings, correspondence, responses and the like to be transmitted to intellectual property authorities.

12.3.4              In the event that Otsuka no longer wishes to pay GW Pharma its out-of-pocket costs for the prosecution, maintenance and defense of any Joint Patent Rights, Otsuka shall give written notice of such intention and GW Pharma shall have the right, at its expense, to prepare, file, prosecute and maintain such Joint Patent Rights thereafter.  In such a case Otsuka shall assign its entire right, title and interest in and to the Joint Patent Rights in question to GW Pharma and such Patent Rights shall cease to be Joint Patent Rights and shall also not be considered to be GW Pharma Patent Rights and GW Pharma shall be permitted to file, prosecute, maintain, enforce and defend such former Joint Patent Rights as GW Pharma in its sole discretion, sees fit.

12.4                        Infringement by Third Parties.

12.4.1              Each of GW Pharma and Otsuka shall promptly notify the other in writing of (i) any alleged or threatened infringement or any challenge to the validity of any GW Pharma Patent Rights or Joint Patent Rights in the Territory, or (ii) any challenge to GW Pharma’s ownership of, or Otsuka’ right to use, the GW Pharma Patent Rights in the Territory, or (iii) any challenge to the Parties’ ownership of, or a Party’s right to use, the Joint Patent Rights in the Territory, of which they become aware.  Challenges to the validity of GW Pharma Patent Rights outside of the context of an infringement action will be dealt with by GW Pharma in accordance with the provisions of Section 12.3.1.  Challenges to the validity of Joint Patent Rights outside of the context of an infringement action will be dealt with by GW Pharma in accordance with the provisions of Section 12.3.3.

12.4.2              Both Parties shall use their commercially reasonable efforts in cooperating with each other to terminate any infringement without litigation.

12.4.3              GW Pharma shall have the first right, at its expense, to bring and control any action or proceeding with respect to infringement of any GW Pharma Patent Rights in the Research Field in the Territory (including any counterclaim for invalidity or unenforceability or any declaratory judgment action) by counsel of its own choice, and Otsuka shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If GW Pharma fails to bring an action or proceeding with respect to infringement of any GW Pharma Patent Rights in the Research Field in the Territory within (a) sixty (60) days following the notice of alleged infringement or (b) thirty (30) days before the time limit, if any, set forth in the appropriate Laws and regulations for the filing of such actions, whichever comes first, Otsuka shall have the right to bring and control any such action at its own expense and by counsel of its own choice and shall have the right to join GW Pharma as a co-plaintiff if GW Pharma is a necessary party, as advised by Otsuka’s counsel, at Otsuka’s cost and expense.  GW Pharma shall also have the right, at its own expense, to be represented in any such action by counsel of its own choice.  In the event a Party brings an infringement action regarding GW Pharma Patent Rights, the other Party shall cooperate fully with the Party bringing such action.  Neither Party shall have the right to settle any infringement litigation under this Section 12.4.3 regarding an infringement of any GW Pharma Patent Rights in the Territory in the Research Field without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  For clarity, this means that the Party that has conduct of any action in particular cannot settle any counter-claim for invalidity of a GW Pharma Patent Right without the prior consent of the other Party.  GW Pharma shall consult Otsuka in advance with regard to infringement actions or proceedings outside the Research Field.  GW Pharma shall consider in good faith and give due regard to any comments or suggestions of Otsuka relating thereto.

12.4.4              Otsuka shall have the first right, but not the obligation, at its expense to bring and control any action or proceedings with respect to infringement of any Joint Patent Rights in the Research Field in the Territory (including any counterclaim for invalidity or unenforceability or any declaratory judgment action) by counsel of its own choice, and GW Pharma shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If Otsuka fails to bring an action or proceeding with respect to infringement of any Joint Patent Rights in the Research Field in the Territory within (a) sixty (60) days following the notice of alleged infringement or (b) thirty (30) days before the time limit, if any, set forth in the appropriate Laws and regulations for the filing of such actions, whichever comes first, GW Pharma shall have the right to bring and control any such action at its own expense and by counsel of its own choice and shall have the right to join Otsuka as a co-plaintiff if Otsuka is a necessary party, as advised by GW Pharma’s counsel, at GW Pharma’s cost and expense.  Otsuka shall also have the right, at its own expense, to be represented in any such action by counsel of its own choice.  In the event a Party brings an infringement action regarding Joint Patent Rights, the other Party shall cooperate fully with the Party bringing such action.  Neither Party shall have the right to settle any infringement litigation under this Section 12.4.4 regarding an infringement of any Joint Patent Rights in the Territory in the Research Field without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  For clarity, this means that the Party that has conduct of any action in particular cannot settle any counter-claim for invalidity of a Joint Patent Right without the prior consent of the other Party.

12.4.5              Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation shall first be applied to reimbursement of the Party first bringing such litigation, then to reimbursement of a Party joining such litigation, and finally any amount remaining shall be shared between the Parties with the enforcing Party retaining *** percent (***%) thereof and the other Party retaining *** percent (***%) thereof.

12.5                        Infringement of Third Party Rights.  Each Party shall promptly notify the other in writing of any written allegation or claim by a Third Party that one or more activities of either of the Parties pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party.  Prior to the commencement of proceedings by any such Third Party each Party shall, in close consultation and liaison with the other, be responsible for responding to the Third Party on their own behalf.

13.                               REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

13.1                        Mutual Representations, Warranties and Covenants.  As of the Effective Date each Party hereby represents and warrants to, and covenants with, the other Party as follows:

13.1.1              Existence and Power.  Such Party (i) is duly organized, validly existing and in good standing under the laws of the state or other jurisdiction in which it is organized; and (ii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not materially adversely affect such Party’s ability to perform its obligations under this Agreement.

13.1.2              Authorization and Enforcement of Obligations.  Such Party (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all necessary action on its

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part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

13.1.3              No Consents.  All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party in connection with entering this Agreement have been obtained.

13.1.4              No Conflict.  The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any law, regulation, order, tax lien or other requirement of any governmental body, court or administrative or other agency having jurisdiction over such Party and (ii) do not conflict with, or constitute a material default or require any consent under, any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound.  Neither Party shall enter into any agreement or arrangement with any Third Party that would prevent or in any way interfere with its obligations pursuant to this Agreement.

13.1.5              Debarment.  Neither it nor any researcher engaged by it, in any capacity, in the Research Collaboration has been debarred or is subject to debarment or has otherwise been disqualified or suspended from performing scientific or clinical investigations or otherwise subjected to any restrictions or sanctions by the FDA or any other governmental body or Regulatory Authority or professional body with respect to the performance of scientific or clinical investigations.  Each Party agrees to inform the other in writing immediately if it or any Person who is performing services hereunder is debarred, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its or its Affiliates’ knowledge, is threatened, relating to the debarment of its or any Person performing services hereunder.

13.2                        GW Pharma Representations, Warranties and Covenants.  As of the Effective Date, GW Pharma represents and warrants to Otsuka as follows:

13.2.1              GW Pharma has sufficient rights and power to grant the licences to Otsuka which it purports to grant herein.

13.2.2              GW Pharma knows of no Third Party infringement of the GW Pharma Patent Rights or misappropriation of the Know How within GW Pharma Background IP.

13.2.3              GW Pharma has not received a written claim from a Third Party that the practice of the GW Pharma Background IP in the Research Field infringes or will infringe any Third Party rights.

13.2.4              There are no outstanding liens, encumbrances, licence grants or agreements, either written, oral or implied, regarding the GW Pharma Background IP which are inconsistent or in conflict with any provision of this Agreement

13.3                        Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13.4                        Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

14.                               TERM; TERMINATION

14.1                        Term.  This Agreement shall come into effect on the Effective Date.  The Research Collaboration shall continue until the expiry of the Research Term and any Extended Research Term unless terminated earlier pursuant to Section 14.2 or 14.3 and thereafter shall expire.  Upon any such expiry or termination any Licence Agreements that have previously come into force or that may come into force in respect of any selection of a Product Candidate pursuant to Section 6.1.1 shall continue and Sections 6 (but only for so long as is necessary for Otsuka to choose Product Candidates during the three (3) month period following expiration of this Agreement and to enter into License Agreements related thereto), 7.2, 7.3, 7.4, 7.5, 7.6, 8.3, 8.4, 9, 10, 11, 12.3 to 12.5, 13.3, 13.4, and 14 to 17, as well as any other Sections referenced thereby and defined terms used therein, to the extent necessary to give such continuing Sections their intended effects, shall survive the expiry of this Agreement.  Upon expiration of this Agreement, there having been a selection of a Product Candidate pursuant to Section 6.1.1 (including as provided below) by Otsuka, this Agreement shall be amended and restated in the form attached hereto as Schedule 14.1.  Whether in respect of an expiration or termination, GW Pharma shall prepare a closing account of Actual Costs in line with Section 8.2 and all sums payable by one Party to the other Party hereunder for such Actual Costs from the Research Fund or otherwise due for the period up to and including expiration or termination shall be paid within thirty (30) days of receipt of an invoice for the sums due as per such closing account.  The expiry of the Research Collaboration shall include Section 6 save as follows:-

14.1.1              subject to Sections 14.1.2 below, upon expiration of the Research Term and any Extended Research Term and for a period of three (3) months thereafter, Otsuka shall retain an exclusive right to designate in writing to GW Pharma from among Selected Drug Candidates the subject of the Research Plan current immediately prior to expiration of the Agreement any number of Product Candidates for Clinical Development under a Licence Agreement in accordance with the terms of Section 6.1, 6.2, 6.3 and 6.4;

14.1.2              should any then existing Selected Drug Candidate be the subject of Pre-Licence Development activities set out in the Research Plan initiated prior to the expiration of the Research Term or any Extended Research Term, as the case may be, Otsuka may continue such activities through the application of commercially reasonable efforts until completion of such activities as typically conducted to assess whether to declare a Selected Drug Candidate as a Product Candidate under this Agreement.  Thereafter Otsuka shall have a period of three (3) months in which to consider the results of such Pre-Licence

Development and notify GW Pharma that it has chosen the Research Compound in question as a Product Candidate.  If Otsuka so notifies GW Pharma within this three (3) month period Otsuka shall be granted a Licence Agreement subject to the terms subject to the terms of Sections 6.2, 6.3 and 6.4;

14.2                        Mutual Rights of Termination.  Each Party shall have the right to terminate this Agreement:

14.2.1              upon ninety (90) days’ prior written notice to the other Party upon the material breach of any provision of this Agreement by the other Party (provided that such breach is not due to the first Party’s breach) if the other Party has not cured or is not working diligently toward a cure of such breach (unless such breach is impossible to cure) within the ninety (90) day period following written notice of termination by the first Party and provided always that if the occurrence of such a material breach or breaches is disputed this Agreement shall not terminate pending a final resolution of such dispute under Section 15.1; or

14.2.2              immediately upon written notice to the other Party upon the occurrence of any Insolvency Proceeding in respect of the other Party.

14.3                        Otsuka Rights of Termination of the Research Collaboration.  Otsuka shall have the right to terminate the Research Collaboration, upon providing the notice to GW Pharma indicated below upon the occurrence of any of the following events:

14.3.1              upon not less than ninety (90) days’ prior written notice to be given at any time there arises, in the sole judgment of Otsuka, significant scientific, medical, regulatory or intellectual property issues pertaining to the Research Collaboration; or

14.3.2              without cause upon not less six (6) months’ prior written notice.  Such notice may be given at any time after the first anniversary of the Effective Date, upon receipt of which GW Pharma shall be entitled to wind-down and discontinue activities under the Research Collaboration.

14.4                        Termination for Change of Control

14.4.1              Each Party shall provide written notice to the other Party of an impending Change of Control of itself as soon as the impending Change of Control can be legally disclosed.  Within fifteen (15) days of the receipt of a written notice pursuant to this Section 14.4, a senior executive of each Party shall meet to discuss the impact of any proposed Change of Control upon the Agreement and to discuss the possible nature of the relationship between the Parties following its Change of Control.

14.4.2              In the event of a Change of Control of GW Pharma or GW Pharmaceuticals plc by a Qualifying Pharmaceutical Company prior to conclusion of the Research Collaboration, Otsuka at its election shall be entitled on written notice to GW Pharma to terminate the Agreement.

14.5                        Termination by Otsuka.  Upon termination of this Agreement by Otsuka under Section 14.2 or 14.4 prior to conclusion of the Research Collaboration (and, for clarity, there shall be no other changes to the terms of this Agreement which will continue in force as will any Licence Agreements made hereunder pursuant to Section 6.2):

(a)                                 the JRC and all sub-committees shall be disbanded;

(b)                                 subject to sub-section (iii) below Otsuka shall be entitled to conduct all outstanding research and Pre-Licence Development activities under any Research Plan itself (which, for clarity, exclude manufacturing activities and Developmental CMC activities) and GW Pharma shall use reasonable efforts to transfer the same to Otsuka promptly after receipt of Otsuka’s written notice, in which case:

(i)                                     GW Pharma shall assign to Otsuka its right, title and interest in and to each IND with respect to any Selected Drug Candidate in the name of GW Pharma and deliver promptly to Otsuka all tangible manifestations of the same.  GW Pharma shall execute all necessary and appropriate letters to the MHRA and other pertinent Regulatory Authorities to ensure that ownership of such INDs are transferred to Otsuka within ninety (90) days of Otsuka’s notice under (b) above.  In the event that such a transfer is not possible, GW Pharma shall use reasonable efforts to ensure that Otsuka has the benefit of the relevant INDs and, to this end, consents to any Regulatory Authority in the Territory cross-referencing to the data and information on file with any Regulatory Authority as may be necessary to facilitate the granting of second INDs to Otsuka in the UK;

(ii)                                  as soon as practicably possible but no later than ninety (90) days following the effective date of termination GW Pharma shall, if allowed under the relevant agreement, transfer to Otsuka the benefit and burden of any agreement made between GW Pharma and any contract research organization, clinical researcher or any other Third Party necessary for Otsuka to continue the research and Pre-Licence Development of the Research Compounds;

(iii)                               all licences and associated rights granted to Otsuka by GW Pharma pursuant to Section 12.2.1 shall continue in full force and effect for the shorter of: (a) for so long as it is necessary for Otsuka to complete the research and Pre-Licence Development of all Research Compounds forming part of the Research Collaboration at the date of Otsuka’s notice (i.e., until the point in time at which Otsuka is able to decide whether to designate a Research Compound as a Product Candidate); or (b) three (3) years from the date of Otsuka’s notice, but otherwise on the same terms as set forth in Sections 4, 5, 6, and 7;

(iv)                              Otsuka will be entitled to a complete duplicate of (or complete access to, as appropriate) the GW Pharma Background IP (but excluding all manufacturing know-how) and Collaboration IP in GW Pharma’s control and all Documents containing the same if not already in Otsuka’s possession and necessary for

Otsuka to complete such research and Pre-Licence Development and these will be promptly delivered to Otsuka;

(v)                                 GW Pharma shall continue to supply Research Compounds to Otsuka.  Such amounts of Research Compounds shall be supplied on the terms of Section 4.1 and Otsuka will reimburse GW Pharma its Manufacturing Costs therefor on the terms of Section 4.2; and

(vi)                              subject always to other provisions of this Agreement that provide for survival of certain provisions following termination, the provisions of Sections 6.1, 6.2, 6.3, 6.4, 7.3, 7.4, 7.5, 8.3, 8.4, 9, 10, 11, 12.3, to 12.5, 13.3, 13.4, and 14 to 17, as well as any other Sections referenced thereby and defined terms used therein, to the extent necessary to give such continuing Sections their intended effects, shall continue and shall apply once Otsuka has finished the work that was the subject of the Research Collaboration;

(vii)                           GW Pharma shall continue to supply Product Candidates and Products to Otsuka that are the subject of Licence Agreements at such time or become the subject of Licence Agreements thereafter, and

(viii)                        termination of this Agreement shall not (i) affect any other rights of either Party which may have accrued up to the date of such termination or (ii) preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement prior to expiration.

14.6                        Effect of Termination by GW Pharma pursuant to Section 14.2 or Otsuka pursuant to Section 14.3.  If this Agreement is terminated by GW Pharma pursuant to Section 14.2.1 or 14.2.2, or the Research Collaboration is terminated by Otsuka early pursuant to Section 14.3 all of the following will apply:

14.6.1              Otsuka shall forthwith lose all of its rights and licences granted hereunder which shall terminate upon such termination, save that any Product Candidates selected by Otsuka pursuant to Section 6.1.1 shall proceed to become the subject of a Licence Agreement, and any Licence Agreements entered into prior to the effective date of termination of this Agreement shall only be terminable according to their terms, Otsuka shall cease immediately the research and Pre-Licence Development of Research Compounds.  GW Pharma shall prepare a closing account of Actual Costs in line with Section 8.2 and all sums payable by Otsuka to GW Pharma hereunder from the Research Fund or otherwise for the period up to and including termination shall be paid within thirty (30) days of receipt of an invoice for the sums due as per such closing account;

14.6.2              the licence granted to GW Pharma under Section 7.2 shall continue and the licence under Section 7.4 shall come into effect and the restriction in Section 7.5 shall not apply, except in the event that a Licence Agreement has been entered into or Otsuka has selected a Product Candidate pursuant to Section 6.1.1.  GW Pharma shall be entitled to a complete duplicate of (or complete access to, as appropriate) the Collaboration IP within Otsuka’s control and all Documents containing the same if not already in its possession and these will be promptly delivered to GW Pharma;

14.6.3              Otsuka shall assign to GW Pharma its right, title and interest in and to each IND with respect to any Selected Drug Candidate in the name of Otsuka and deliver promptly to GW Pharma all tangible manifestations of the same. Otsuka shall execute all necessary and appropriate letters to the MHRA and other pertinent Regulatory Authorities to ensure that ownership of such INDs are transferred to GW Pharma within ninety (90) days of the effective date of termination.  In the event that such a transfer is not possible, Otsuka shall use reasonable efforts to ensure that GW Pharma has the benefit of the relevant INDs and, to this end, consents to any Regulatory Authority in the Territory cross-referencing to the data and information on file with any Regulatory Authority as may be necessary to facilitate the granting of second INDs to GW Pharma in the UK;

14.6.4              as soon as practicably possible but no later than ninety (90) days following the effective date of termination Otsuka shall, if allowed under the relevant agreement, transfer to GW Pharma the benefit and burden of any agreement made between Otsuka and any contract research organization, clinical researcher or any other Third Party necessary for GW Pharma to continue the research and Pre-Licence Development of the Research Compounds;

14.6.5              termination of this Agreement shall not (i) affect any other rights of either Party which may have accrued up to the date of such termination or (ii) preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement prior to termination.  Subject always to other provisions of this Agreement that provide for survival of certain provisions following expiration, the provisions of Sections 6 (but only for so long as is necessary for Otsuka to choose Product Candidates during the three (3) month period following termination of this Agreement and to enter into License Agreements related thereto) 7.6, 8.3, 9, 10, 11, 12.1, 12.3, to 12.5, 13.3, 13.4, and 14 to 17, as well as any other Sections referenced thereby and defined terms used therein, to the extent necessary to give such continuing Sections their intended effects, shall survive termination of this Agreement.

14.7                        License Agreements.  For the avoidance of doubt, neither expiration nor termination of this Agreement, regardless of cause, shall affect any License Agreement then in effect.

15.                               DISPUTE RESOLUTION

15.1                        Dispute Resolution.  During the term of this Agreement, except with respect to any failure of negotiation contemplated by Section 6.4, any material disputes or disagreements between Otsuka and GW Pharma arising under this Agreement and not within the authority of the JRC to resolve shall be referred to the Chief Executive Officer of Otsuka and the Managing Director of GW Pharma or their designees for good faith resolution for a period of thirty (30) days.  If such officers of the Parties cannot resolve such issue, then such issue shall be resolved in accordance with Section 15.2.

15.2                        Arbitration.  Except with respect to any failure of negotiation contemplated by Section 6.4, any controversy arising under or related to this Agreement that is neither within the authority of the JRC to resolve nor has been resolved pursuant to Section 15.1, as applicable (excluding, in any event, any dispute relating to patent scope, validity or infringement arising under this Agreement) shall be settled by arbitration in accordance with the then existing International Arbitration Rules of the International Centre for Dispute Resolution.  Upon request by either Party, arbitration will be by a panel of three (3) neutral arbitrators within thirty (30) days of such arbitration request.  Each Party shall select one arbitrator and the third shall be mutually agreed upon in writing by both Parties.  In any such arbitration, Otsuka and GW Pharma shall select a panel with relevant experience in the pharmaceutical industry.  The arbitrators shall, within fifteen (15) days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The arbitrators shall be authorized to award compensatory damages, but shall not be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.  The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief they deem just and equitable and within the scope of this Agreement, as applicable, including, without limitation, an injunction or order for specific performance.  Each Party shall bear its own attorney’s fees, costs and disbursements arising out of the arbitration and shall pay an equal share of the fees and costs of the arbitrators; provided, however, the arbitrators shall be authorized to determine whether a Party is the prevailing Party and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the arbitrators.  Each Party shall fully perform and satisfy the arbitration award within fifteen (15) days of the service of the award.  By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a claim between the Parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal and a right to invoke formal rules of procedure and evidence.  Judgment upon the award rendered by the panel shall be final and non-appealable and may be entered in any court having jurisdiction thereof.  The Parties shall be entitled to all discovery in like manner as if the arbitration were a civil suit in the New York Supreme Court.  Any arbitration under this Section 15 shall be held in New York, New York, if GW Pharma instigates proceedings and in London, England, if Otsuka initiates proceedings unless the Parties hereto mutually agree in writing to another location.

15.3                        Mediation.  Any mediation to decide the Commercial Supply Price, the Average Minimum Price, the milestones or royalties pursuant to Section 6.4 shall take place in New York, New York, and be conducted pursuant to the American Arbitration Association’s Commercial Mediation Rules by a mediator having significant experience with issues of the type that is the subject of the mediation.  The mediator shall be mutually selected by the Parties or, if the Parties cannot agree on the selection of a mediator, the American Arbitration Association shall select the mediator.  The mediation shall proceed through at least one joint mediation session or its equivalent to determine whether the Parties are capable of reaching a mediated agreement.  If the mediator is satisfied that the Parties are expeditiously working to an agreement, the Parties agree to continue the mediation process for up to thirty (30) days or until earlier agreement is reached.  The costs of mediation, including the fees and expenses of the mediator, shall be equally shared by the Parties, except that each Party shall bear the costs and expenses for its own counsel, experts, witnesses and preparation for, travel to, and presentations at the mediation.

15.4                        Valuation.  In the event that the Parties have not agreed upon the Commercial Supply Price, the Average Minimum Price, the upfront licence fee, the milestones, or the royalty, as the case may be, following mediation pursuant to Section 15.3, the fair market Commercial Supply Price, the Average Minimum Price the fair value of any upfront licence fee, the fair value of such milestones, including the events triggering payment, and the fair value of royalties shall be finally determined by an investment banking firm qualified in such matters and chosen by the Parties.  Such investment banking firm shall take into account in reaching such determination the considerations set forth by the Parties in Sections 6.2 and 6.3, and the views of the expert referred to in Section 6.4, in addition to such other factors considered relevant by such investment banking firm in making such determination.  The Parties shall be entitled to make written submissions to such investment banking firm in support of their respective positions within ten (10) days of engagement of such firm.  Such investment banking firm shall render its decision within ninety (90) days of engagement.  The Parties shall share equally the costs of such firm.

15.5                        Injunctive Relief.  Notwithstanding the foregoing, either Party shall have the right to pursue an action in a court of competent jurisdiction to obtain injunctive or other equitable remedy, in order to preserve the status quo during the resolution of any dispute under this provision.

16.                               MISCELLANEOUS.

16.1                        Insurance.  Each of the Parties and their respective Affiliates and sublicensees acting under this Agreement, at their own expense, shall procure and maintain in full force and effect during the term of this Agreement and thereafter for two (2) years, comprehensive general liability insurance including, but not limited to, contractual liability coverage and product liability coverage, in each case comparable to that maintained by other similarly situated pharmaceutical companies engaged in research and Pre-Licence Development of products for therapeutic use in humans, taking into account the nature of the Research Compounds and, at a Party’s or its designee’s request, shall provide the other Party or its designee, with proof of such coverage.

16.2                        Assignment.  Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent (a) in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate.  For the avoidance of doubt, Otsuka may assign its rights or obligations under this Agreement, in whole or in part, to one or more Affiliates without the consent of GW Pharma.  Notwithstanding the foregoing, any assignment to an Affiliate shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.  Any assignment not in accordance with this Agreement shall be void.

16.3                        Force Majeure.  Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, terrorism, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.  Promptly following the Effective Date, GW Pharma, with the advice and consultation of Otsuka shall commence the preparation of a disaster recovery plan regarding the supply of Research Compounds.

16.4                        Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its choice of law provisions.

16.5                        Waiver.  Except as specifically provided for herein, the waiver from time to time by either Party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party’s rights or remedies provided under this Agreement.

16.6                        Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.7                        Independent Contractors.  It is expressly agreed that Otsuka and GW Pharma shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency of any kind.  Neither Party shall have the authority to make any statements, representations or commitments of any kind or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

16.8                        Notices.  All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid or delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:

If to Otsuka:	Licensing Department

***

***

***

***

with a copy to:	Legal Affairs Department

***

***

***

***

***

***

***

If to GW Pharma:	Porton Down Science Park

Salisbury

Wiltshire

SP4 0JQ

Attention: Company Secretary

Facsimile: +44 (0) 1980 557 111

Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent.  Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

16.9                        No Implied Licence.  Except as expressly provided herein, no Party hereto shall be deemed by this Agreement to have been granted any licence or other rights to patent rights existing as of the date hereof or know-how relating to compounds, formulations or processes which are owned, licensed or controlled by another Party.

16.10                 Entire Agreement; Amendment.  This Agreement and its Schedules set forth the only agreements and understandings between the Parties hereto with respect to the subject matter hereof and thereof and supersede and terminate all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof.  There are no other agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties.  Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

16.11                 Headings.  The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

16.12                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.                               GUARANTEE BY GW PHARMACEUTICALS PLC

17.1                        GW Pharmaceuticals plc is party to this Agreement solely for the purpose of the guarantee set out in this Section 17 and has no other rights or obligations hereunder.

17.2                        GW Pharmaceuticals plc hereby unconditionally and irrevocably guarantees to Otsuka the performance of all the financial obligations of GW Pharma under this Agreement, including the due and prompt payment by GW Pharma of any amounts payable under this Agreement and any damages or other financial compensation for breach of this Agreement by GW Pharma or otherwise connected with GW Pharma’s activities under this Agreement.  In case of the failure of GW Pharma to promptly pay any amounts or to make whole Otsuka for any of its obligations under this Agreement, GW Pharmaceuticals plc hereby agrees to cause the payment of such amounts to be made promptly when and as such amounts become due and payable and as if such amounts were paid by GW Pharma.

17.3                        GW Pharmaceuticals plc hereby unconditionally and irrevocably guarantees to Otsuka the performance of the obligations of GW Pharma pursuant to Section 14 hereof.

In Witness Whereof, the Parties have executed this Research Collaboration and Licence Agreement.

GW PHARMA LTD		OTSUKA PHARMACEUTICAL CO., LTD.

By:	/s/ Geoffrey Guy	By:	/s/ Tatsuo Higuchi

Name:	Geoffrey Guy	Name:	Tatsuo Higuchi

Title:	Executive Chairman	Title:	President and Representative Director

By:	/s/ Justin Gover	By:	/s/ Kuniaki Natsume

Name:	Justin Gover	Name:	Kuniaki Natsume

Title:	Managing Director	Title:	Senior Operating Officer Director, Pharmaceutical Research

GW PHARMACEUTICALS PLC

By:	/s/ Geoffrey Guy

Name:	Geoffrey Guy

Title:	Executive Chairman

By:	/s/ Justin Gover

Name:	Justin Gover

Title:	Managing Director

SCHEDULE 1.1.77

PART I

RESEARCH PLAN FOR FIRST RESEARCH YEAR

Follows

CONFIDENTIAL	Collaboration Agreement Version
GW / Otsuka Research Plan	5 July 2007

RESEARCH COLLABORATION

GW PHARMA LTD AND OTSUKA

PHARMACEUTICAL CO., LTD/

RESEARCH PLAN

Collaboration Agreement

Date:  5 July 2007

Authors:  ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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TABLE OF CONTENTS

1	INTRODUCTION	3

2	AIM OF THE DOCUMENT	4

3	GENERAL DESCRIPTION OF FUNCTIONS	8

4	THE APPROACH TO PHARMACOLOGY	8

4.1	CATEGORY 1. PHARMACOLOGY	8

	4.1. 1 The Standard Battery), of Category 1 Pharmacology	10

4.2	CATEGORY 2 PHARMACOLOGY	10

4.3	CATEGORY 3 PHARMACOLOGY	10

5	CANDIDATES FOR SELECTION	12

5.1	AVAILABLE CANNABINOIDS	12

5.2	INDIVIDUAL BOTANICAL DRUG CANDIDATES (BDCS) AVAILABLE FOR SELECTION	12

5.3	BLENDS OF INDIVIDUAL BOTANICAL DRUG CANDIDATES (BDCS) AVAILABLE FOR SELECTION	12

5.4	COMBINATIONS WITH OTHER NON-BDC PRODUCTS	13

6	THERAPEUTIC AREAS OF INTEREST	14

7	IN VITRO MODELS TO BE USED	14

8	IN VIVO MODELS TO BE USED	16

9	SITES OF RESEARCH	18

10	PROGRAMME COSTS	19

11	PROGRAMME DOCUMENTATION	19

12	TIMESCALE FOR RESEARCH ACTIVITIES	20

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1.                                      Introduction

As a consequence of the maturity and excellence of our plant breeding programme, GW has an increasing ability to produce cannabis plants which reliably yield a ‘minor’ cannabinoid as the predominant cannabinoid.  Furthermore, our ability to manipulate the extraction conditions within different extraction methodologies allows for the production of uniform and enriched plant extracts.  This in turn permits the establishment of a proprietary position regarding each of the various plant extracts selected for development.  Finally, and to date, the ‘combining’ of different plant extracts in order to ensure a finished product of uniform quality has been seen by regulatory agencies as an acceptable manufacturing technique.  The Research Collaboration with Otsuka permits an expansion of the cannabinoid research programme and Cannabinoid Research Institute (CRI).

The clinical development of GWs lead product, Sativex was initially based primarily on clinical observation of the ‘anecdotal use’ of cannabis, rather than on an understanding of the pharmacology of the principal cannabinoids present in the plant.  This information base does not exist with the majority of the minor cannabinoids.  The expansion of information and knowledge regarding the cannabinoid system as it exists in mammals and other animals has lead to a conviction that compounds with activity in and on the endocannabinoid system may have substantial and to date unrealised therapeutic potential.  We therefore have a need to define a research programme which allows for an understanding of the pure and applied pharmacology of these minor cannabinoids alone as pure compounds and as plant extracts.  This will allow for their further clinical development to be tailored to their pharmacology.

Such further development is seen within the framework of this Research Plan as being within the therapeutic areas of neuropsychotherapeutics and oncology.  Within neuropsychotherapeutics, the plan is primarily addressed towards *** but also towards ***.  Furthermore, within the field of ***, this Research Plan will explore the *** properties of *** combinations.  Within the area of ***, the *** and *** potential of cannabinoids will also be explored with a view to identifying useful *** effects.

This approach may also lead to the development of structure activity relationships which may further illuminate our understanding of the endocannabinoid system and allow for the development of *** compounds for plant cannabinoids, including ***.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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2.                                      Aim of the Document

The objective of this document is to define the initial approach that the Research Collaboration will take to defining the pure and applied pharmacology of Phytocannabinoids, both as plant extracts, and as pure compounds, and to identify specific objectives for the first year of the plan, and more general objectives thereafter.

The primary therapeutic targets for the early programme are the areas of *** disorder) and ***.  The programme will aim ultimately also to identify Botanical Drug Candidates (BDCs) in the field of *** and for use in *** combinations.

The approach to costs associated with this Research Plan are discussed in Section 10 of this document, Section 8 of the Agreement and in the Research Budget.

Objectives for first Research Year

The following objectives are proposed for the first Research Year of the Research Collaboration:

Pharmacology

1.                                      Gain agreement of the GW/Otsuka Joint Research Committee (JRC) on the format and content of the Research Plan, and for the JRC to approve the Research Plan.

2.                                      Agree the *** Selected BDCs to be evaluated in Category *** Pharmacology and in ***

a)                  Category *** Pharmacology

•                  All *** Selected BDCs to be in Category *** Pharmacology in the first Research Year

b)                  Category *** Pharmacology

•                  All *** Selected BDCs to be in Category *** Pharmacology in the first Research Year

c)                   Category *** Pharmacology

•                  At least *** Selected BDCs to be in Category *** Pharmacology in the first Research Year

3.                                      Agree the *** models in which to evaluate the *** Selected BDCs

•                  JRC to agree the hierarchy of the most appropriate *** models to be used in each therapeutic area (minimum of 1 or 2 models per area).

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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•                  At least *** compounds to have started *** in at least *** of the selected models

4.                                      Populate the ***section of the Research Plan by agreeing the approach to and timing of ***

Pharmaceutical/Analytical

5.                                      JRC to agree the differentiation criteria for new BDCs

•                  A combination of ***, or a *** may be selected for evaluation in the agreed models.  ***

e.g. a *** ratio of *** will be considered to be a different product to ***

6.                                      To produce competent dose forms for Initial Pharmacological Evaluation of the *** Selected BDCs to be evaluated in ***, including ***

7.                                      To develop and validate the bioanalytical assays required to support the *** of the first Research Year of execution of the Research Plan.

8.                                      JRC to prioritise order of evaluation of Selected BDCs based on their availability from GW Analytical Department.

9.                                      To *** the Selected BDCs to be evaluated in *** and ***.  The target for characterisation prior to first administration to man studies will be at least ***.

10.                               To purify and supply the corresponding pure principal.  Phytocannabinoids present in the *** Selected BDCs to be evaluated in ***, and in ***

11.                               To complete *** studies on the *** Selected BDCs to be evaluated in *** and ***.

12.                               Prepare *** for each of the ***Selected BDCs

Pre-Clinical Studies (Toxicology)

13.                               To perform *** of the *** Selected BDCs to be evaluated in *** and ***, once the *** of such materials allows such evaluation.

14.                               To initiate a standard *** battery of tests on the *** Selected BDCs to be evaluated in *** and ***.

15.                               JRC to agree the relevant *** battery of tests to be performed.  It is proposed that the following are performed as a minimum:

•            ***

•            ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5

16.                               To initiate a standard *** battery of tests in *** on the *** Selected BDCs to be evaluated in *** and ***.  It is proposed that the following are performed as a minimum:

•            ***

•            ***

•            ***

Method Development & Extraction

17.                               To initiate a programme of work to develop and improve methods of generation and extraction of the *** Selected BDCs to be evaluated in *** and ***.  The three methods to be explored initially shall be ***.

Intellectual Property Rights (IPR)

18.                               JRC to review the status of the IPR generated under the Research Plan at each JRC Meeting.

Early Clinical Evaluation Studies (ECES)

19.                               Gain agreement of the JRC on the *** aims.  It may be proposed that the aim is to have *** each calendar year, following the first Research Year

20.                               To initiate a Proof of Principle (POP) *** (using a *** Selected Drug Candidate)

21.                               Agree clinical study protocol for a POP *** (using a *** Selected Drug Candidate)

Scientific Expert Advisory Panel

The following is to be agreed by the JRC

22.                               Membership, format and content of the Scientific Advisory Board

Programme Documentation

The following documentation is to be agreed by the JRC

23.                               Format and content of the Discovery Research Plan

24.                               Format and content of the BDC Data Package

25.                               Format and content of the Individual Research Study Reports on work performed by scientists / individual contractors

26.                               Format and content of the Product Evaluation Report (to be supplied at time of selection of a Selected Drug Candidate)

27.                               Format and content of the Programme Intelligence (competitor activity) to be provided at each JRC Meeting

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

6

Objectives for second Research Year

The following objectives are proposed to be included for the second Research Year:

Pharmacology

28.                               JRC to agree the ratios of various Selected BDCs to be evaluated in *** and *** in the second Research Year.

a)                  ***

•                  At least ***to be in appropriate *** in the second Research Year

•                  *** to be in appropriate *** in Year 2

***

29.                               Identify *** of each Selected BDC and prepare ***

30.                               Initiate *** of the *** of each of the Selected BDCs

31.                               Identify which Selected BDCs should go into extended ***, according to the *** agreed as part of the first Research Year objectives

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

7

3.                                      General Description of Functions

The procedure (in general terms) and disciplines involved in this initiative are as follows:

a)                                     *** (where appropriate) and extraction of plant extracts, and preparation of *** and of ***

i)                                         The analytical group within the GW Technical Department at ***, within a dedicated early development team.

b)                                     Analytical services

i)                                         *** of extracts and quality control over the preparation of Selected BDCs are managed at ***, with external agreements where appropriate

ii)                                      Identification of *** within early formulations.

c)                                      Formulation services

i)                                         Preparation of appropriate ***, including *** of drug substance, which allow for subsequent *** — done at *** in discussion with *** regarding *** and ***

d)                                     Pharmacology

Each of the Selected BDCs will be undergo the following Categories for pharmacological evaluation:

i)                                         *** is defined as execution of the agreed first level of ***.

ii)                                      *** is defined as execution of the agreed second level of ***, using a commercially available ***

iii)                                   *** may be advanced *** or *** exploration of the *** of the Selected BDCs; for example, *** and so on.

At the discretion of the JRC, ***  may be undertaken either in parallel or in a sequential manner.  This will be decided on a case-by-case basis.

If the JRC determines that certain *** are to be conducted in a sequential manner, then following the completion of each of these Categories, there is a formal evaluation of the suitability of the candidate for progression to the next Category.

4.                                      The Approach to Pharmacology

4.1                               ***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

8

The first level of *** will use a *** of tests which will address the question of whether the extract has interesting *** within the ***.  Responsibility for its execution will rest with *** as *** for GW and with ***, as described below.

System	***	***
***	X
***	X
***	X
***	X
***		X
***		X
***		X

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

9

4.1.1                     The Standard ***

4.1.1.1           Materials to be used

In all cases, the materials to be tested should be the following

1.                                      The Selected BDC, as close as possible to that intended for further development

2.                                      The pure *** of principal interest in the Selected BDC

3.                                      Positive and negative controls, as deemed appropriate.

As agreed, *** of interest may also be tested in the systems identified above to explore ***, between ***.

As a *** becomes available, this extract may also be part of the standard ***.

4.2                               ***

In general *** will be done in parallel with *** investigation.  If it is agreed that the *** studies are to be conducted in series, then once the results of *** are documented and the implications discussed, the Selected BDC and/or compound will enter ***.

*** comprises the following:

***.

A standard battery of *** and *** etc will be identified, and the affinity and activity of the preferred Selected BDC will be explored by contract with a preferred provider (to be identified) of such arrays.

4.3                               ***

*** will be compound specific, and is likely to depend on the results of the information already generated on the compound, or by the results from ***will in general be seen as studies which may illuminate the mechanism of action, and allow for better targeting of human populations in subsequent clinical development.  If it is agreed that the *** studies are to be conducted in series, then once the results of *** are documented and the implications discussed, or as agreed within the JRC, the Selected BDC and/or compound will enter ***.

*** may comprise the following:

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

10

***

An agreed and custom made range of in vitro and in vivo assessments will be designed, in order to explore the *** of the Selected BDC ***.

Otsuka scientists may be responsible for the performance on especially *** to determine the potential of Selected BDCs for targeted indications.  The sites and people responsible for this type of *** will be managed by agreement.

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

11

5.                                      Candidates for Selection

5.1                               Available BDCs

The following BDCs containing, the principal Phytocannabinoids can be made available for selection at the present time:

1)                                     ***

2)                                     ***

3)                                     ***

4)                                     ***

5)                                     ***

6)                                     ***

7)                                     ***

8)                                     ***

9)                                     ***

10)                              ***

11)                              ***

12)                              ***

13)                              ***

14)                              ***

5.2                               Individual Botanical Drug Candidates (BDCs) Available for Selection

Of these BDCs, the following *** are proposed as the Selected BDCS as the focus for the first wave of investigation:

1)                                     ***

2)                                     ***

3)                                     ***

4)                                     ***

5)                                     ***

6)                                     ***

Work on these proposed Selected BDCs is expected to start within the first quarter of the first Research Year.

5.3                               ***

Any *** may be evaluated in the second wave of investigation

For example:

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

12

***

***

5.4                               Combinations with Other Non-BDC Products

Any combination of the Selected BDCS with *** may be evaluated in the second wave of investigation.

***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

13

6.                                      Therapeutic Areas of Interest

There are a number of potential areas of therapeutic interest.  These are as follows and are divided into 3 groups:

Group l

1)                                     ***

2)                                     ***

3)                                     ***

4)                                     ***

5)                                     ***

6)                                     ***

Group 2

7)                                     ***

8)                                     ***

9)                                     ***

10)                              ***

11)                              ***

Group 3

12)                              ***

7.                                      In vitro models to be Used

a)                                     ***

No in vitro model is available for evaluation.

b)                                     ***

No in vitro model is available for evaluation.

c)                                      ***

No in vitro model is available for evaluation.

d)                                     ***

No in vitro model is available for evaluation.

e)                                      ***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

14

The *** SBDCs will be evaluated in ***

15

8.                                      *** models to be Used

The following *** models will be used for the evaluation of the 6 SBDCs.  In each case the 2 preferred models (in bold) will be presented in order of priority

Priority	Indication	Animal Model
1	***	1) ***
2) ***
3) ***
4) ***
5) ***
6) ***
7) ***
8) ***
2	***	1) ***
2) ***
3) ***
4) ***
3	***	1) ***
	***	2) ***
3) ***
4) ***
5) ***
4	***	1) ***
2) ***
3) ***
4) ***
5) ***
6) ***
7) ***
8) ***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

16

5	***	1) ***
2) ***
3) ***
4) ***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

17

9.                                      Sites of Research and Responsibilities

Research Site	Responsible Personnel/Party	Activity
*** University	***	***
***
***
***
***	***	***
CRO	TBD	***
***
***
***	Otsuka Scientists plus Otsuka hosts at ***	***
***	Otsuka Scientists plus Otsuka hosts at ***	***
***
***
***	Otsuka Scientists plus Otsuka hosts at ***	***
***
***
***	***	***
	***	***
	***	***

***                           Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

18

10.                               Programme Costs

The first year Research Budget shall be reviewed and agreed by the JRC by 31 August 2007.  As provided for under the Research Collaboration agreement, costs in addition to those in the Research Budget, and not to be drawn from the Research Fund, include, but are not limited to, Cost of Work, costs associated with work to be performed by Otsuka (including the Otsuka Scientists, Pre-Clinical Studies, and Early Clinical Evaluation Studies outside the UK), out-of-pocket patent costs, and GW regulatory assistance services.  It is intended that these additional costs should also be quantified and agreed by the JRC during the first quarter of the first Research Year.

11.                               Programme Documentation

The following documentation will be provided:

Ongoing

1.              Final Research Plan

2.              Data Package for each BDC described above

At Study Completion

3.              Individual Research Study Reports on work performed by scientists / individual contractors

At the time of Drug Candidate Selection

4.              Product Evaluation Report (to be supplied at time of Selection of Drug Candidate)

At Each JRC Meeting

5.              Final Research Plan

6.              BDC Data Package on each potential new candidates for selection as Selected Botanical Drug Candidate for IPE

7.              Individual Research Study Reports on new work reported by scientists / individual contractors

8.              Product Evaluation Report (if applicable)

9.              Any new Programme Intelligence (competitor activity)

10.       Investigator Brochure for any Early Clinical Evaluation Studies to be undertaken as part of the Research Collaboration.

A case-by-case ad-hoc review of data may be performed at any of the JRC meetings, if agreed by all Parties.

19

12.                               Timescale for Research Activities

Requires Further Discussion by the Parties

20

SCHEDULE 1.1.77 (Continued)

PART II

RESEARCH BUDGET

Follows

Otsuka / GW Pharmaceuticals

Joint Research Collaboration and Licence Agreement - July and August 2007
Outline Research Fund Budget (2 Months)

		Outline of estimated costs and allocations based on			Jul-07	Aug-07	Total
		Salary	% Alloc.	% Uplift	£	£	£

GROWING
FTE Cost
(i)	Gross Salary
	***	***	***		***	***	***
	***	***	***		***	***	***
	***	***	***		***	***	***
	Total Salaries (Basis of Allocation)				***	***	***

	Employment Costs (NI & Pension)			***	***	***	***
	Employment Benefits (BUPA, LA, Bonus)			***	***	***	***
	Travel and Subsistence Costs			***	***	***	***
	Other employment costs (Training, Recruitment etc)			***	***	***	***
	Total Employee Costs				***	***	***

(ii)	Allocable Research Overhead
	Occupancy Costs			***	***	***	***
	Light, Power and Energy			***	***	***	***
	Maintenance and Calibration Costs			***	***	***	***
	Other Allocated costs (IT & Research Admin etc)			***	***	***	***
	Total Allocable Research Overhead				***	***	***

(iii)	General Consumables
	General Consumables			***	***	***
	Total General Consumables				***	***	***

	Total FTE Costs				***	***
	Total FTE % Uplift on Gross Salary			***

Equipment Costs
Depreciation On Equipment
	Total Equipment Costs			***	***	***	***
					***	***	***

3rd Party Costs
					0	0	0
	Total 3rd Party Costs				0	0	0

	Total Growing Costs				***	***	***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Joint Research Collaboration and Licence Agreement - July and August 2007
Outline Research Fund Budget (2 Months)

		Outline of estimated costs and allocations based on			Jul-07	Aug-07	Total
		Salary	% Alloc.	% Uplift	£	£	£
EXTRACTION / PRODUCTION
(i)	FTE Cost
Gross Salary
	***	***	***		***	***	***
	***	***	***		***	***	***
	***	***	***		***	***	***
	***	***	***		***	***	***
	***	***	***		***	***	***
	Total Salaries (Basis of Allocation)				***	***	***

	Employment Costs (NI & Pension)			***	***	***	***
	Employment Benefits (BUPA, LA, Bonus)			***	***	***	***
	Travel and Subsistence Costs			***	***	***	***
	Other employment costs (Training, Recruitment etc)			***	***	***	***
	Total Employee Costs				***	***	***

(ii)	Allocable Research Overhead
	Occupancy Costs			***	***	***	***
	Light, Power and Energy			***	***	***	***
	Maintenance and Calibration Costs			***	***	***	***
	Other Allocated Costs (IT & Research Admin etc)			***	***	***	***
	Total Allocable Research Overhead				***	***	***

(iii)	General Consumables
	General and Lab Consumables			***	***	***	***
	Total General Consumables				***	***	***

	Total FTE Costs				***	***	***
	Total FTE % Uplift on Gross Salary			***

Equipment Costs
	Depreciation On Equipment			***	***	***	***
	Total Equipment Costs				***	***	***

3rd Party Costs
	Consultancy Fees - ***				0	0	0
	Consultants - ***				0	0	0
	Total 3rd Party Costs				0	0	0

	Total Extraction Costs				***	***	***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Joint Research Collaboration and Licence Agreement - July and August 2007
Outline Research Fund Budget (2 Months)

Outline of estimated costs and allocations based on
		Salary	% Alloc.	% Uplift	Jul-07 £	Aug-07 £	Total £
PAR&D
FTE Cost
(i)	Gross Salary
	***	***	***		***	***	***
	***	***	***		***	***	***
	***	***	***		***	***	***
	***	***	***		0	0	0
	***	***	***		0	0	0
	***	***	***		0	0	0
	Total Salaries (Basis of Allocation)				***	***	***

	Employment Costs (NI & Pension)			***	***	***	***
	Employment Benefits (BUPA, LA, Bonus)			***	***	***	***
				***	***	***	***
	Other employment costs (Training, Recruitment etc)			***	***	***	***
	Total Employee Costs				***	***	***

(ii)	Allocable Research Overhead
	Occupancy Costs			***	***	***	***
	Light, Power and Energy			***	***	***	***
	Maintenance and Calibration Costs			***	***	***	***
	Other Allocated Costs (IT & Research Admin etc)			***	***	***	***
	Total Allocable Research Overhead				***	***	***

(iii)	General Consumables
	General and Lab Consumables			***	***	***	***
	Total General Consumables				***	***	***

	Total FTE Costs				***	***	***
	Total FTE % Uplift on Gross Salary			***

Equipment Costs
	Depreciation On Equipment			***	***	***	***

Cost of New Equipment over £2.5k
	***				***	***	***
	***				0	0	0
	***				0	0	0
	***				0	0	0
	Other (***)				0	0	0
	Total Equipment Costs				***	***	***

3rd Party Costs
	***				0	0	0
	Total 3rd Party Costs				0	0	0

	Total PAR&D Costs				***	***	***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Joint Research Collaboration and Licence Agreement — July and August 2007

Outline Research Fund Budget (2 Months)

Outline of estimated costs and allocations based on
		Salary	% Alloc.	% Uplift	Jul-07 £	Aug-07 £	Total £
PHARMACOLOGY
FTE Cost
(i)	Gross Salary
	***	***	***		***	***	***
	***	***	***		***	***	***
	***	***	***		***	***	***
	***	***	***		0	0	0
	***	***	***		0	0	0
	Total Salaries (Basis of Allocation)				***	***	***

	Employment Costs (NI & Pension)			***	***	***	***
	Employment Benefits (BUPA, LA, Bonus)			***	***	***	***
	Travel and Subsistence Costs			***	***	***	***
	Other employment costs (Training, Recruitment etc)			***	***	***	***
	Total Employee Costs				***	***	***

(ii)	Allocable Research Overhead
	Occupancy Costs			***	***	***	***
	Light, Power and Energy			***	***	***	***
	Maintenance and Calibration Costs			***	***	***	***
	Other Allocated Costs (IT & Research Admin etc)			***	***	***	***
	Total Allocable Research Overhead				***	***	***

(iii)	General Consumables
	General Consumables			***	***	***	***
	Total General Consumables				***	***	***

	Total FTE Costs				***	***	***
	Total FTE % Uplift on Gross Salary			***

Equipment Costs
	Depreciation On Equipment			***	***	***	***
	Total Equipment Costs				***	***	***

3rd Party Costs
***
	***				***	***	***
	***				***	***	***
	***				0	0	0
	***				0	0	0
	***				0	***	***
	***				***	***	***
	***				0	0	0
	***				0	0	0
	***				***	***	***
Consultant / Research Centres
	***			***	***	***	***
	***				***	***	***
	***				***	***	***
	***				***	***	***
	***			***	***	***	***
	***				***	***	***
	***				0	0	0
Other:
	***				0	0	0
	***				0	0	0
	Total 3rd Party Costs				***	***	***

	Total Pharmacology Costs				***	***	***

***
				***	0	0	0

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Joint Research Collaboration and Licence Agreement — July and August 2007

Outline Research Fund Budget (2 Months)

Outline of estimated costs and allocations based on
	Salary	% Alloc.	% Uplift	Jul-07 £	Aug-07 £	Total £
EXECUTIVE TEAM & SUPPORT
FTE Cost
(i) Gross Salary
***	***	***		***	***	***
***	***	***		***	***	***
***	***	***		***	***	***
***	***	***		***	***	***
Total Salaries (Basis of Allocation)				***	***	***

Employment Costs (NI & Pension)			***	***	***	***
Employment Benefits (BUPA, LA Bonus)			***	***	***	***
Travel and Subsistence Costs			***	***	***	***
Other employment costs (Training, Recruitment etc)			***	***	***	***
Total Employee Costs				***	***	***

(ii) Allocable Research Overhead
Occupancy Costs			***	***	***	***
Light, Power and Energy			***	***	***	***
Maintenance and Calibration Costs			***	***	***	***
Other Allocated Costs (IT & Research Admin etc)			***	***	***	***
Total Allocable Research Overhead				***	***	***

(iii) General Consumables
General and Lab Consumables			***	***	***	***
Total General Consumables				***	***	***

Total FTE Costs				***	***	***
Total FTE % Uplift on Gross Salary			***

Equipment Costs
Depreciation On Equipment			***	***	***	***
Total Equipment Costs				***	***	***

3rd Party Costs				0	0	0
Total 3rd Party Costs				0	0	0

Total Executive Team and Support Costs				***	***	***

MANUFACTURING COSTS
Third Party Costs				0	0	0
				0	0	0

SCIENTIFIC ADVISORY BOARD
Board costs				0	0	0
				0	0	0

Grand Total - Outline Research Fund				***	***	***

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 1.1.77 (Continued)

PART III

COSTS FALLING OUTSIDE RESEARCH BUDGET

Follows

Otsuka / GW Pharmaceuticals

Joint Research Collaboration and Licence Agreement

Otsuka Costs - Outside of the Research Fund

Costs incurred under clause 3.3.3 (costs associated with performance of activities by Otsuka Scientists and allocated to Otsuka).

Pre-clinical studies (clause 3.2.3.)

GW Regulatory services (clause 5.2.2.)

Out of pocket patent costs (clause 12.3.3.)

Otsuka / GW Pharmaceuticals

Joint Research Collaboration and Licence Agreement - July and August 2007

Cost of Work

	Jul-07 £	Aug-07 £	Total £
*** (Cost of Work):
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***
***	0	0	0
0
*** (Cost of Work)	0	***	***

Assumes signature of *** agreement 1 August 2007 and arrival of Japanese Scientists on 1 September 2007.

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SCHEDULE 11.3

AGREED FORM PRESS RELEASE

Follows

GW and Otsuka Enter Into Global Cannabinoid Research Collaboration

London, UK; Tokyo, Japan; 9 July 2007: GW Pharmaceuticals plc (AIM: GWP) and Otsuka Pharmaceutical Co., Ltd. today announce that they have signed a global cannabinoid research collaboration in the field of Central Nervous System (CNS) and oncology in order to research, develop and commercialize a range of candidate cannabinoid products.

The research collaboration agreement follows the signature in February 2007 of an exclusive license and development agreement between GW and Otsuka to develop and market Sativex, GW’s lead product, in the United States.

The cannabinoid research collaboration has an initial term of three years, during which Otsuka will make available a research fund of $9 million, which may be increased from time to time by Otsuka, to cover research activities carried out by GW and its scientific collaborators under this agreement.

The GW-Otsuka collaboration research team, which incorporates senior scientists from both companies, will evaluate a range of GW cannabinoids as drug candidates within the field of CNS and oncology, with a view to selecting the most promising candidates for full clinical development, regulatory approval and global commercialization.  Products selected for full development will be the subject of a license from GW.  Under the terms of each product license, Otsuka will fund the global development and commercialization of such products, and GW will receive license fees, milestone payments and a long term commercial supply price and royalty.  The financial terms of each license are to be agreed at the time of selection of each product for global development.

Dr Geoffrey Guy, GW’s Chairman, said, “Otsuka is a world leader in the field of CNS and we are delighted to be working with such a prestigious company to enhance and develop our product pipeline.  The relationship between GW and Otsuka commenced earlier this year with the signature of the Sativex US license agreement, and this new research collaboration will serve to enhance further the close relationship between our two companies.

“Over the last few years, GW has been undertaking a primary cannabinoid research programme addressing a range of therapeutic areas under the direction of Professor Roger Pertwee and in collaboration with a number of other world leading cannabinoid scientists.  This collaboration with Otsuka will enable GW to accelerate and expand this programme in order to develop and commercialise novel cannabinoid medicines in the exciting areas of CNS and oncology.”

Mr. Tetsuo Higuchi, President of Otsuka Pharmaceutical Co., Ltd. said, “Otsuka strives to contribute to the health of people around the world through the creation of innovative products in an effort to address unmet medical needs.  We are delighted to be embarking on this great opportunity with GW Pharmaceuticals to further investigate cannabinoids, which are considered to be a significant potential source of new medicines in the field of CNS and oncology.  At the same time, we anticipate that our further contribution to global well being will be significant as a result of this research collaboration.”

Enquiries:

For GW:
	GW Pharmaceuticals plc Dr Geoffrey Guy, Chairman Justin Gover, Managing Director Mark Rogerson, Press and PR	Today: +44 20 7831 3113 Thereafter: + 44 1980 557000 Tel: + 44 7885 638810

Financial Dynamics David Yates, Ben Atwell
Tel: +44 20 7831 3113
For Otsuka:
	Hideki Shirai	Tel: +81 3 6717 1400 siraih©otsuka.jp

Notes to Editors

About Cannabinoids

The cannabinoid (CB) receptor system is a complex and far-reaching system which has only started to become understood in the last decade or so.  To date, CB1 and CB2 receptors have been identified and cloned.  Initially, the chemicals which affect these receptors (“cannabinoids”) were identified only within the cannabis plant, but extensive scientific investigation has now elaborated a series of endogenous chemicals which maintain this `endocannabinoid system’.  These endogenous cannabinoids are produced in human tissues, exert their actions within those tissues and are then destroyed locally.  This allows the system to function in a fine-tuning, modulatory role, and abnormalities of the endocannabinoid system have now been found in several important diseases.  Originally, it was believed that these receptors acted largely within the brain, but it is becoming increasingly clear that they are present at many different sites, in many different body systems.

The importance of the integrity of this system of receptors in maintaining several critical areas of mental and physical well-being is becoming clearer because of the type of research that GW and its collaborators are performing.  Equally, this research work has identified several important disease areas where the administration of cannabinoids as medicines may lead to desirable therapeutic consequences.  Cannabinoid modulators are showing promise in chronic painful conditions, in movement disorders, and in disorders of cell proliferation such as cancer.  Furthermore, the role of cannabinoids in the brain may offer therapeutic promise in disorders of behaviour and mood.  This is an area of active scientific discovery and therapeutic research which may deliver a range of new treatments to meet unmet medical needs.

About Sativex US License Agreement

On February 14 2007, GW and Otsuka entered into an exclusive license agreement to develop and market Sativex, GW’s lead product, in the US.

In 2006, the Food & Drug Administration (FDA) permitted Sativex to enter directly into Phase III clinical trials in the US for the treatment of pain in patients with advanced cancer that has not been adequately relieved by opioid medications.  GW and Otsuka currently plan for the first US pivotal efficacy clinical trial to be a Phase II/III cancer pain dose ranging study, to commence in the near future.

About Otsuka Pharmaceutical Co., Ltd

Founded in 1964, Otsuka Pharmaceutical Co., Ltd. is a global healthcare company with the corporate philosophy: ‘Otsuka - people creating new products for better health worldwide.’  Otsuka researches, develops, manufactures and markets innovative and original products, with a focus on pharmaceutical products for the treatment of diseases and consumer products for the maintenance of everyday health.  Otsuka is committed to being a corporation that creates global value, adhering to the high ethical standards required of a company involved in human health and life, maintaining a dynamic corporate culture, and working in harmony with local communities and the natural environment.

The Otsuka Pharmaceutical Group comprises 99 companies and employs approximately 31,000 people in 17 countries and regions worldwide.  Otsuka and its consolidated earned US$7.2 billion in annual revenues in fiscal 2006.

Focusing on the central nervous system, the circulatory, respiratory, and digestive systems, ophthalmology and dermatology, Otsuka’s pharmaceutical product business engages in the research and development, manufacture and sale of pharmaceuticals, aiming to maximize the assets of a global network to address unmet medical meets.  For additional information, visit www.otsuka-global.com.

About GW

GW was founded in 1998 and listed on the AiM, a market of the London Stock Exchange, in June 2001.  Operating under license from the UK Home Office, the company researches and develops cannabinoid pharmaceutical products that alleviate pain and other neurological symptoms in patients who suffer from serious ailments.  GW has assembled a team of over 100 scientists with extensive experience in developing both plant-based prescription pharmaceutical products and medicines containing controlled substances.  GW occupies a world leading position in cannabinoids and has developed an extensive international network of the most prominent scientists in the field.  For further information, please visit www.gwpharrn.com

This news release may contain forward-looking statements that reflect GWs current expectations regarding future events, including development and regulatory clearance of the GW’s products.  Forward-looking statements involve risks and uncertainties.  Actual events could differ materially from those projected herein and depend on a number of factors, including (inter alia), the success of the GW’s research strategies, the applicability of the discoveries made therein, the successful and timely completion of uncertainties related to the regulatory process, and the acceptance of Sativex and other products by consumer and medical professionals.